Exhibit 2.1

Execution Version

PURCHASE AND SALE AGREEMENT

by and among

THE SELLERS IDENTIFIED HEREIN

and

ASBURY AUTOMOTIVE GROUP, L.L.C.

Dated as of September 7, 2023

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Section 15.11	JURY WAIVER	51

Section 15.12	Sellers’ Representative	52

Section 15.13	Joinder	52

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PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of September 7, 2023 (the “Signing Date”), is entered into by and among Asbury Automotive Group, L.L.C., a Delaware limited liability company (“Buyer”), Koons Ford, Inc., a Virginia corporation (“Koons Ford”), Koons Ford of Baltimore, Inc., a Maryland corporation (“Koons Ford of Baltimore”), Herndon Motor Co., Inc., a Virginia corporation (“Koons Sterling Ford”), Koons of Annapolis, Inc., a Maryland corporation (“Koons of Annapolis Toyota”), Koons of Owings Mills, Inc., a Maryland corporation (“Volvo Cars White Marsh”), Koons Chevrolet, Inc., a Maryland corporation (“Koons Chevrolet”), Koons of Westminster, Inc., a Maryland corporation (“Koons Westminster Toyota”), Koons of Tysons Corner, Inc., a Virginia corporation (“Koons Tysons Corner”), Kline Tysons Imports, Inc., a Virginia, corporation (“Koons Tysons Toyota”), Kline Imports Arlington, Inc., a Virginia corporation (“Koons Arlington Toyota”), Kline Collision Repair Center, Inc., a Virginia corporation (“Koons Collision Repair Center”), Koons of Easton, Inc., a Maryland corporation (“Koons Easton Toyota”), Koons of Wilmington, Inc., a Delaware corporation (“Koons Lexus of Wilmington”), Koons of Woodbridge, Inc., a Virginia corporation (“Koons Kia and Hyundai”), Koons of Catonsville, Inc., a Maryland corporation (“Mercedes-Benz of Catonsville”), Koons of Clarksville, Inc., a Maryland corporation (“Koons of Clarksville”), Koons Buick GMC Woodbridge, Inc., a Virginia corporation (“Koons Buick GMC Woodbridge”), Koons of Reisterstown Road, Inc., a Maryland corporation (“Koons KIA of Owings Mills”), Koons Woodbridge Ford, Inc., a Virginia corporation (“Koons Woodbridge Ford”), Jim Koons Management Company, Inc., a Maryland corporation (“Management Company”), Koons Real Properties, LLC, a Maryland limited liability company (“Koons Real Properties”), Koons of Annapolis LLC, a Maryland limited liability company (“Annapolis Property Company”), Koons Baltimore Properties, LLC, a Maryland limited liability company (“Baltimore Property Company”), Koons Rolling Roads Properties LLC, a Maryland limited liability company (“Rolling Roads Property Company”), Koons Alexandria Properties, LLC, a Virginia limited liability company (“Alexandria Property Company”), Koons Easton Properties, LLC, a Maryland limited liability company (“Easton Property Company”), Koons Falls Church Properties, LLC, a Virginia limited liability company (“Falls Church Property Company”), Koons Hillwood Woodbridge Properties, LLC, a Maryland limited liability company (“Hillwood Woodbridge Property Company”), 9610 Reisterstown Road LLC, a Maryland limited liability company (“Reisterstown Property Company”), Koons Noblewood Properties, LLC, a Virginia limited liability company (“Noblewood Property Company”), Crown Real Properties, LLC, a Virginia limited liability company (“Crown Property Company”), Koons Wilmington Properties, LLC, a Delaware limited liability company (“Wilmington Property Company”), Koons Catonsville Properties, LLC, a Maryland limited liability company (“Catonsville Property Company”), Koons Clarksville Properties, LLC, a Maryland limited liability company (“Clarksville Property Company”), Crown Tysons Properties, LLC, a Virginia limited liability company (“Crown Tysons Property Company”), Koons Tysons Properties, LLC, a Virginia limited liability company (“Koons Tysons Property Company”), Koons Legacy Properties, LLC, a Maryland limited liability company (“Koons Legacy Property Company”), Koons Nottingham Properties, LLC, a Maryland limited liability company (“Nottingham Property Company”), Koons Opitz Properties, LLC, a Virginia limited liability company (“Opitz Property Company”), Koons Route 1 Properties, LLC, a Virginia limited liability company (“Route 1 Property Company”), Koons Westminster Properties, LLC, a Maryland limited liability company (“Westminster Property Company”) and Koons Plaza Development Co., a Virginia general partnership (“Koons Plaza”). The Management Company, the Dealership Companies, and the Real Estate Companies are each a “Seller” and collectively, the “Sellers”.

RECITALS

A.    The Dealership Companies and the Management Company are engaged in the operation of the Business, including the operation of the Dealerships at their respective locations, and the related business operations thereon.

B.    The Real Estate Companies own certain of the real property and improvements on which the Dealerships operate or plan to operate in the future.

C.    The Sellers desire to sell, and the Buyer desires to purchase, all of the Operating Assets (as defined below) and the Real Estate Properties (as defined below), upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

In consideration of the foregoing premises and the representations, warranties, and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, upon the terms and subject to the conditions set forth herein, the parties hereto hereby agree, intending to be legally bound, as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

The rules of construction set forth on the attached Appendix 1 shall apply, and, unless otherwise defined in this Agreement, capitalized terms have the meanings provided to them on that Appendix.

ARTICLE II

OPERATIONS PURCHASE AND SALE; OPERATIONS PURCHASE PRICE

Section 2.01    Sale and Purchase. On the Closing Date, the Dealership Companies and the Management Company shall sell and deliver to the Buyer, and the Buyer will purchase and acquire from the Dealership Companies and the Management Company, free and clear of all Liens, all of the assets (excluding the Excluded Assets), relating to or associated with the operation of the Dealerships and the Business (collectively, the “Operating Assets”). The purchase price for the Operating Assets is the aggregate of the Values of: (i) the Blue Sky, (ii) the Fixed Assets, (iii) the New Vehicles, (iv) the Other Vehicles, (v) Work-in-Process, (vi) the OEM Parts and Accessories, (vii) the Other Parts and Accessories, (viii) the Miscellaneous Supplies, and (ix) the Service Loaners, all subject to the prorations and adjustments set forth in this Agreement (collectively, the “Operations Purchase Price”). The Operating Assets shall include:

(a)    Blue Sky; Intangibles. All Blue Sky, the Value of which equals $740,000,000. “Blue Sky” means all rights in and to all of the Operating Assets and not otherwise described in subsections (b) through (h) below, including the following: (i) all franchise value and goodwill of the Dealership Companies and the Business; (ii) the rights of the Sellers in and to all Assumed Purchase Orders, transferrable Contracts which pertain to those other Operating Assets or the Business, including those Contracts set forth on Schedule 2.01(a)(ii), (iii) and those Contracts for lease of any Service Loaners not owned by the applicable Dealership Company, (iv) to the extent assignable, all Permits that are used, required or necessary for the ownership of the other Operating Assets or operation of the Business, including those set forth on Schedule 2.01(a)(iv), (v) the Intellectual Property owned, used or licensed by or purported to be owned, used or licensed by a Dealership Company and all right, title and interest that any Seller has in the name “Koons” and any derivatives thereof, including any and all Trademarks or domain names containing the word “Koons” (and any name derived from or bearing a resemblance thereto) and all right, title and interest that any Seller has in or to any Intellectual Property used or held for use in the Business, including those set forth on Schedule 2.01(a)(v) (all of the foregoing, the “Purchased IP”), (vi) the telephone numbers, facsimile numbers, and email addresses used or held for use in the Business and rights to listings of same, including those set forth on Schedule 2.01(a)(vi), (vii) all Intangible Rights, (viii) all Books and Records, (ix) all customer lists, prospective customer lists, service files, shop repair orders, lists of new vehicle orders of the Dealerships and similar data, whether in electronic, computer, paper or other form, including all “deal jackets,” and (x) the rights and benefits with respect to the restrictive covenants in Section 11.08.

(b)    Fixed Assets. All Fixed Assets used or held for use in the Business that were purchased prior to January 1, 2023, with the Value of such Fixed Assets being equal to $8,479,000. All Fixed Assets (A) purchased during the period from January 1, 2023 until the date hereof and identified on Schedule 2.01(b) attached hereto and (B) purchased after the date hereof until the Closing Date and approved in advance by the Buyer. The Value of such Fixed Assets described in subsections (A) and (B) shall be equal to the amount actually paid by Sellers for such Fixed Assets. Notwithstanding the foregoing, Sellers shall be permitted to acquire Fixed Assets that are less than $250,000 in the aggregate and are reasonably necessary for the continuation of normal operations without prior approval from Buyer. Schedule 2.01(b) may be updated prior to the Closing Date to identify any Fixed Assets acquired under subsections (A) and (B). Prior to the Closing Date, Buyer shall be entitled to conduct an inventory of the Fixed Assets to confirm the existence of such Fixed Assets. Such inventory shall be at a time mutually agreed upon between Buyer and Sellers and shall not materially interrupt the Business.

(c)    New Vehicles. New Vehicles, with the Value of each such New Vehicle being equal to the respective Manufacturer’s invoice price for such New Vehicle, (i) reduced by any discounts, credits, rebates, holdbacks and other dealer incentives actually received or confirmed to be due and owing to such Dealership Company with respect to such New Vehicle (including those on dealer trades, with any dealer trade inventory being priced as if such Dealership Company was the original recipient of such New Vehicle from the respective Manufacturer and would be entitled to such incentives for such vehicle) (collectively, the “Incentives”), and further reduced by any floorplan credits or assistance, or advertising rebates or credits, attributable to such New Vehicle, (ii) if such New Vehicle has not been prepared for sale, reduced by the amount allowed by the respective Manufacturer for dealer preparation, (iii) increased by all reasonable additions (but excluding all soft adds, undercoating, rust-proofing, paint sealant and non-Manufacturer alarms) made in the ordinary course of business consistent with industry practices, with all such additions at such Dealership Company’s actual true cost up to a maximum of $500 per New Vehicle, and (iv) decreased by deletions of the accessories or equipment at such Dealership Company’s actual cost; provided, however, that EBE program monies related to General Motors shall be excluded from any adjustments. The Value of a Demo shall be the Value for a New Vehicle reduced by $0.30 for import Demos $0.35 for domestic Demos and $0.40 for luxury Demos, in each case, for each mile (or portion thereof) in excess of 500 miles on that Demo’s odometer.

(d)    Used; Company Vehicles. Other Vehicles (including used and non-inventory company owned vehicles that are not Service Loaners), with the Value of each such Other Vehicle being equal to the Manheim MMR average value of such Other Vehicle calculated within 30 days before the Closing, adjusted for the Other Vehicle’s mileage, color, condition and the applicable region, plus $800 for reconditioning expenses if such reconditioning has been performed and completed in all respects.

(e)    WIP. Work-in-Process, with the Value of Work-in-Process being equal to the respective Dealership Company’s actual cost of parts and labor therefor, as evidenced by reasonable documentation.

(f)    OEM Parts. OEM Parts and Accessories, with the Value of OEM Parts and Accessories being equal to the current factory replacement cost actually reflected in the most recent parts catalogue for each respective Manufacturer, less any Incentives received or to be received by the applicable Dealership Company with respect to such OEM Parts and Accessories. The Sellers will also transfer to the Buyer, if and to the extent transferrable, all of the Sellers’ parts return privileges and other assignable warranties from suppliers, if any, related to the Business.

(g)    Non-OEM Parts. Other Parts and Accessories, with the Value of Other Parts and Accessories being equal to the applicable Dealership Company’s net actual cost of such item (as established by invoice), less Incentives received or to be received by such Dealership Company with respect to the Other Parts and Accessories.

(h)    Supplies. Miscellaneous Supplies with the Value of each such Miscellaneous Supplies being equal to the applicable Dealership Company’s net actual cost of such item (as established by invoice); provided, however, that such Miscellaneous Supplies shall be limited to those in non-obsolete condition and such Miscellaneous Supplies shall be used or useful in the then current operations of the applicable Dealership.

(i)    Service Loaners. The owned Service Loaners with the Value of each owned Service Loaner equal to the Value of a New Vehicle less the applicable Manufacturer recommended depreciation method and schedule.

(j)    Obsolete Parts, Accessories and Supplies. Any Obsolete Parts, Accessories and Supplies located on the Dealership Premises and not removed by the Sellers prior to Closing shall be transferred to Buyer for $0.00.

The “Value” of those Operating Assets identified in Sections 2.01(c)-(i) will be determined based on a physical inventory of such Operating Assets. The inventory will be jointly conducted and mutually agreed upon by the Buyer and the Sellers’ Representative; provided, however, that with respect to the determination of the Value of OEM Parts, Other Parts and Accessories and Miscellaneous Supplies, the Buyer may elect to engage an inventory service selected by the Buyer that is reasonably satisfactory to the Sellers’ Representative. If an inventory service is used to determine the Value of OEM Parts, Other Parts and Accessories and Miscellaneous Supplies, the cost of such service will be equally shared by the Buyer, on the one hand, and the Dealership Companies, on the other hand. Notwithstanding anything to the contrary contained herein, the Buyer is not obligated to purchase any vehicle from a Dealership Company that is (i) not physically accounted for by the Buyer or the Person conducting the inventory during the physical inventory, or (ii) missing its applicable MSO or certificate of title as of the Closing Date and, in each case, each such vehicle shall be deemed to be an Excluded Asset; provided, however, that until the Post-Closing Statement is deemed final under Section 2.05, the Sellers may elect to continue to locate the missing vehicle or applicable MSO or certificate of title and, if found, the vehicle shall be purchased by Buyer at its respective Value.

Section 2.02    Excluded Assets. The Buyer is not buying the following assets (the “Excluded Assets”): (a) all cash on hand or cash equivalents, and all other funds or investments whatsoever, including all bank accounts, investment accounts, savings accounts, and marketable securities; (b) all accounts receivable from customers of a Dealership Company representing amounts receivable for goods shipped, products sold and delivered, or services rendered to customers of such Dealership Company prior to the Closing Date (collectively, “Accounts Receivable”); (c) those assets for which the Buyer and the Sellers were not able to reach an agreeable price pursuant to Section 2.01; (d) the corporate seals, organizational documents, minute books, stock books and ledgers, Employee personnel records for non-Transferred Employees, Employee medical records, and other records related to the corporate organization of the Sellers; (e) the Returns of any Seller; (f) any Tax deposits, refunds, prepayments that related to Taxes of any Seller with respect to the Business or the Operating Assets for all taxable periods (or portion thereof) ending on or prior to the Closing Date; and (g) those items set forth on Schedule 2.02(g). For the avoidance of doubt, any Other Vehicles not purchased by the Buyer pursuant to Section 2.01 shall not be deemed Excluded Assets, but shall be transferred to Buyer for no additional consideration.

Section 2.03    Payment Terms. The Operations Purchase Price, less the Deposit, less an amount equal to $58,337,750 (the “Indemnity Escrow Amount”) shall be paid at the Closing by wire transfer to the account(s) designated by the Sellers’ Representative.

Section 2.04    Estimated Closing Statement. At least five Business Days prior to the Closing Date, the Sellers’ Representative shall prepare in good faith and deliver to the Buyer a written statement (the “Estimated Closing Statement”) setting forth Sellers’ and (a) good faith calculation of the Operations Purchase Price (the “Estimated Operations Purchase Price”) and the Real Estate Purchase Price as of the Effective Time (the “Estimated Real Estate Purchase Price”, and together with the Estimated Operations Purchase Price, collectively, the “Estimated Purchase Price”), together with reasonably detailed supporting documentation for the calculation thereof and (b) wire transfer instructions. Any amounts pre-paid by Sellers under the Assumed Contracts and described on Schedule 2.04, shall be prorated between the Sellers and the Buyer as of the Effective Time, and such prorations shall reduce or increase the Operations Purchase Price as set forth on Schedule 2.04. The Buyer shall have the right to review and comment upon the Estimated Closing Statement and the calculations set forth therein, and, prior to the Closing, the Sellers’ Representative shall consider the Buyer’s comments to the Estimated Closing Statement in good faith and will incorporate any changes supported by a third party valuation of any Operating Assets and also incorporate any other such comments to the extent that the Sellers’ Representative, acting in good faith, determines to be appropriate.

Section 2.05    Post-Closing Adjustment

(a)    As soon as practicable, but not later than 90 days following the Closing Date, the Buyer shall prepare in good faith and deliver to the Sellers’ Representative a written statement in substantially the same form as the Estimated Closing Statement (the “Post-Closing Statement”) setting forth the Buyer’s calculation of the Operations Purchase Price and the Real Estate Purchase Price, together with reasonably detailed supporting documents for the calculation thereof. The Post-Closing Statement shall become final and binding on the Parties pursuant to the terms of this Section 2.05.

(b)    During the 60 days immediately following the Sellers’ Representative’s receipt of the Post-Closing Statement (the “Review Period”), the Sellers’ Representative and its Representatives shall be given reasonable access to the Books and Records and any other materials used by Buyer in connection with the preparation of the Post-Closing Statement. The Post-Closing Statement shall become final and binding upon the Parties unless the Sellers’ Representative delivers to the Buyer a written notice of disagreement (the “Dispute Notice”) prior to the expiration of the Review Period. The Dispute Notice shall (i) specify in reasonable detail the nature and amount of any dispute so asserted with respect to any item set forth in the Post-Closing Statement (each a “Disputed Item”), (ii) specify an alternative amount (to the extent reasonably determinable) for each Disputed Item along with supporting documentation, and (iii) include a proposed recalculation of Operations Purchase Price and Real Estate Purchase Price. Any items not disputed in a Dispute Notice prior to the expiration of the Review Period shall be deemed to have been accepted by the Sellers’ Representative.

(c)    If a timely Dispute Notice is received by the Buyer, then the Post-Closing Statement shall become final and binding upon the Parties on the earlier of (i) the date the Parties resolve in writing all Disputed Items specified in the Dispute Notice and (ii) the date all Disputed Items are finally resolved in writing by the Accountant pursuant to Section 2.05(d), and in each case, the Post-Closing Statement has been modified to fully reflect the resolution of all Disputed Items and all other mutual agreements of the parties in respect of the Post-Closing Statement. During the 30 days immediately following the Buyer’s receipt of the Dispute Notice, the parties shall consult in good faith to resolve in writing any Disputed Items specified in the Dispute Notice. During such consultation period, the Buyer shall have reasonable access to the working papers and any other materials used by the Sellers’ Representative (and its Representatives) in connection with the preparation of the Dispute Notice.

(d)    At the end of such 30-day consultation period, if the parties have not resolved all Disputed Items, either party may engage the Accountant and thereafter the parties will submit any remaining Disputed Items to the Accountant for final determination in accordance with the terms of this Section 2.05(d). The Accountant shall act as an expert (and not as an arbitrator) to resolve the Disputed Items. The Accountant’s final determination of the remaining Disputed Items shall be solely based on (i) the definitions and other applicable provisions of this Agreement, (ii) a single written presentation submitted by each party (which the Accountant shall be instructed to distribute to the parties upon receipt of both such presentations), (iii) a single written response of each party to each such presentation so submitted (which the Accountant shall be instructed to distribute to the parties upon receipt of such responses), and (iv) the information contained in the Post-Closing Statement (as originally delivered by the Buyer and modified by any mutual agreements reached by the parties prior to submission of remaining Disputed Items to the Accountant for resolution) and the Dispute Notice. Any Disputed Item not specifically disputed in the Dispute Notice shall be deemed final and binding on the parties and shall not be modified by the Accountant. The parties shall use their respective commercially reasonable efforts to cause the Accountant to finally resolve all Disputed Items as soon as practicable, but in any event within 30 days after the date the Disputed Items are first submitted to the Accountant. With respect to each Disputed Item, the Accountant may not assign a value to any Disputed Item greater than the greatest value claimed for such Disputed Item by either party or lower than the lowest value claimed for such Disputed Item by either party, in each case, as set forth in the Post-Closing Statement (originally delivered by the Buyer pursuant to Section 2.05(a)) or the Dispute Notice, as applicable. Absent manifest error by the Accountant, the written determination of the Disputed Items by the Accountant shall be final and binding on the parties. Following the Accountant’s final determination with respect to the Disputed Items, the Accountant will also prepare and deliver to the parties a calculation and statement of the Operations Purchase Price and the Real Estate Purchase Price.

(e)    The fees and expenses of the Accountant shall be initially be split 50% by the Buyer and 50% by the Sellers, but shall thereafter be allocated between the Buyer, on one hand, and the Sellers’ Representative, on the other hand, so that the Sellers’ Representative’s share of such fees and expenses shall be equal to the product of (i) the aggregate amount of such fees and expenses, and (ii) a fraction, the numerator of which is the aggregate amounts of Disputed Items that are ultimately unsuccessfully disputed by the Sellers’ Representative (as determined by the Accountant), if any, and the denominator of which is the aggregate amounts of Disputed Items submitted to the Accountant. The balance of such fees and expenses shall be borne by the Buyer. The parties will otherwise each bear their own costs and expenses incurred in connection with the preparation of the Post-Closing Statement, the negotiation of disputed matters (including the Disputed Items) and the modification to the Post-Closing Statement to reflect the mutual resolution of disputed matters (including the Disputed Items) in accordance with this Section 2.05.

(f)    No later than five Business Days following final determination of the Post-Closing Statement and the components thereof:

(i)    if the Estimated Purchase Price is greater than the Operations Purchase Price and the Real Estate Purchase Price as finally determined pursuant to this Section 2.05 (the “Final Purchase Price”), then the Sellers and/or Principals shall pay, or caused to be paid, to the Buyer an amount equal to such excess by wire transfer of immediately available funds to the account designated by the Buyer in writing; or

(ii)    if the Final Purchase Price is greater than the Estimated Purchase Price, then the Buyer shall pay, or caused to be paid, to the Sellers’ Representative an amount equal to the excess of the Final Purchase Price over the Estimated Purchase Price by wire transfer of immediately available funds to the account designated by the Sellers’ Representative in writing.

(g)    Notwithstanding anything to the contrary contained herein, the process and adjustments set forth in this Section 2.05 shall be the sole and exclusive remedy of the parties with respect to items required hereunder to be included or reflected in the Post-Closing Statement and the calculation of the Final Purchase Price or the components thereof.

Section 2.06    Deposit. Within five Business Days of the execution of this Agreement, the Buyer shall deliver to the Escrow Agent the amount of $10,000,000 (the “Deposit”) to be held in an interest bearing account. If the Contemplated Transactions shall be consummated, the Deposit (and any accrued interest) shall be applied to the Buyer’s Operations Purchase Price obligations at the Closing, and if this Agreement shall be terminated and the Contemplated Transactions abandoned, then the Deposit shall be distributed as set forth in Article XIV. The parties agree to execute and deliver the Escrow Agreement requested by the Escrow Agent for the performance of the obligations described in this Section 2.06.

ARTICLE III

REAL ESTATE PURCHASE AND SALE; REAL ESTATE PURCHASE PRICE

Section 3.01    Agreement to Sell and Convey. The Real Estate Companies agree to sell and convey to the Buyer, and the Buyer agrees to purchase from the Real Estate Companies, the parcels of land lying and being situated in such locations as are more particularly described on Exhibit A-1 attached hereto, together with the following (if not otherwise an Operating Asset):

(a)    All and singular the rights and appurtenances pertaining thereto including but not limited to any right, title and interest of the Real Estate Companies in and to adjacent streets, roads, alleys, appurtenances, easements, rights-of-way and air, mineral and development rights to the extent that such right, title and interest exist;

(b)    All Improvements related thereto;

(c)    Any and all development rights, entitlements and other intangible rights and interests owned by the Real Estate Companies and in any way related to, benefiting, or used and/or to be used in connection with the real property described on Exhibit A-1;

(d)    All personal property owned by the Real Estate Companies and used in the operation of the Improvements and located thereon to the extent that any exist including, but not limited to, all heating, cooling and air conditioning equipment, burglar alarms, signage and lighting systems;

(e)    All Permits, plans, consents, rights-of-way and approvals that benefit or are related to the real property described on Exhibit A-1, including, but not limited to, all riparian and littoral rights, all prepaid impact and other fees, all sewer and water rights/commitments, zoning applications and other land use and/or development rights/commitments; and

(f)    Such other rights, interests and properties as may be specified in this Agreement to be sold, transferred, assigned or conveyed by the Real Estate Companies to the Buyer.

The parcels of land described on Exhibit A-1, together with the Improvements, rights, interests and other properties described above, are collectively the “Dealership Properties.”

The Sellers agree to assign all of the tenant’s or subtenant’s leasehold interest in and to the Third Party Leases, as applicable, obtained from third parties that are not an Affiliate of the Sellers identified in Exhibit A-2 and convey to Buyer any Improvements thereon. Additionally, the Sellers agree to assign the leases, licenses, subleases, and occupancy agreements with third parties that are not an Affiliate of the Sellers covering all or any portion of the Real Estate Properties as set forth on Exhibit A-3 attached hereto (collectively, the “Leases to Third Parties”), and any guaranties, security deposits, or other funds, if any, deposited, payable, or owed by the tenants, occupants, or other third parties that are not an Affiliate of the Sellers under the Leases to Third Parties as set forth on Exhibit A-3.

Section 3.02    Real Estate Purchase Price.

(a)    The purchase price for the Dealership Properties (the “Real Estate Purchase Price”) shall be: (i) $416,755,000 plus (ii) the actual verifiable and incurred out of pocket costs (the “Costs”) of the Real Estate Companies or the Dealership Companies for all hard construction costs, construction plans, engineering plans, architectural drawings, legal services, and permits with respect to the development and construction projects as identified on Schedule 3.02 with respect to the Real Estate Properties (collectively, the “Project Improvement Work”), subject in each case to the maximum amount set forth on Schedule 3.02 for such Project Improvement Work and which shall be adjusted as mutually agreed by the parties as a result of ongoing work performed after the Signing Date but prior to the Closing Date. Subject to adjustment as set forth in this Agreement, the Real Estate Purchase Price to be paid by the Buyer to the Real Estate Companies at the Closing, shall be payable at the Closing by wire transfer to the account designated by the Sellers’ Representative, subject to prorations and adjustments as hereinafter set forth. Further, Schedule 3.02 attached hereto sets forth an allocation of the Real Estate Purchase Price to each Specific Property.

(b)    Prior to the Signing Date, the Sellers shall have delivered, and following the Signing Date, the Sellers shall deliver, to the Buyer reasonable evidence of the actual, out-of-pocket costs incurred by each Seller with respect to the Project Improvement Work including, by way of example, bills, vouchers, invoices, along with a Contractor’s Sworn Statement from each general contractor to a Construction Document with a Seller which shall confirm all amounts paid, amounts payable, and amounts to be paid under each Construction Document, together with lien releases dated not less than thirty (30) days prior to the Closing Date, from any such general contractor for work performed up to the Closing Date. Prior to the Signing Date, the Sellers shall have provided, and following the Signing Date, the Sellers shall provide, to the Buyer a copy of any and all Construction Documents, whether entered into by a Seller prior to or after April 1, 2023, and any such Construction Document entered into after April 1, 2023 shall be subject to the prior approval of the Buyer, in the Buyer’s sole and absolute discretion; provided however, that the Construction Documents for the Project Improvement Work for Koons Lexus of Wilmington and all the Ford EV projects are deemed approved and only amendments or changes shall require the prior approval of the Buyer, in its sole and absolute discretion. At the Closing, the Sellers shall assign all of their right, title, and interest in the Construction Documents entered into prior to April 1, 2023 or entered into following April 1, 2023 with the prior approval of the Buyer, in the Buyer’s sole and absolute discretion (except that the Construction Documents for the Project Improvement Work for Koons Lexus of

Wilmington and all the Ford EV projects are deemed approved subject to Buyer’s approval of any amendments or modifications) (the “Assumed Construction Documents”) to the Buyer, to the extent assignable, together with all of Sellers’ right, title and interest in rights, permits, plans, approvals and warranties, to the extent assignable, relating to such Assumed Construction Documents, and the Buyer shall assume the obligations of the Sellers thereunder that arise after the Closing and that are not attributable to a breach or default thereunder prior to the Closing (such are the “Assumed Project Obligations”). Any Liabilities relating to pre-Closing breaches or defaults shall be deemed an Excluded Liability. The parties agree to work in good faith after the Closing Date to reconcile the Costs of the Project Improvement Work as of the Closing Date pursuant to Section 3.02. Buyer shall reimburse Sellers for all such Costs not reimbursed on the Closing Date pursuant to Section 3.02.

Section 3.03     “AS IS, WHERE IS”. The Buyer agrees that, except for the express representations or warranties expressly provided for in this Agreement and any documents exchanged at the Closing, (i) the Real Estate Properties will be purchased or assigned, as applicable, by the Buyer in its “AS IS, WHERE IS” condition, and (ii) the Buyer will have decided to purchase the Dealership Properties and accept assignment of the Third Party Leases and the Leases to Third Parties solely on the basis of its own independent investigation. The Buyer hereby acknowledges and agrees that Sellers have not made, do not make, and have not authorized anyone else to make any representations and/or warranty pertaining to the Real Estate Properties except for those representations and warranties set forth in Article VII herein and the documents delivered by Sellers to the Buyer at Closing. SELLERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE VII HEREIN AND THE DOCUMENTS DELIVERED BY SELLERS TO BUYER AT CLOSING, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE IN CONNECTION WITH THE REAL ESTATE PROPERTIES.

ARTICLE IV

TITLE REQUIREMENTS, SURVEY AND PERMITTED EXCEPTIONS

Section 4.01    Title. Within seven (7) Business Days following the Signing Date, the Sellers’ Representative has caused Loudon Commercial Title, LLC, as agent for Stewart Title Guaranty Company, a national title insurance company, as reasonably approved by the Buyer (“Title Company”), to provide the parties an owner(s) or leasehold, as applicable, title insurance commitment or commitments issued by the Title Company setting forth the status of title to each of the Dealership Properties and Material Leased Properties and showing all encumbrances and other matters affecting such Dealership Properties and the Material Leased Properties as identified on Schedule 4.01 (collectively, the “Title Commitments”).

Section 4.02    Survey. Within three (3) days following the Signing Date, the Buyer Surveyor may, at the Buyer’s cost, order an ALTA survey of each Dealership Property and Material Leased Property (collectively, the “Survey”). Each Survey shall incorporate the final legal description as approved by the Sellers’ Representative, the Buyer and the Title Company (or, in the alternative, certify that the legal description shown on each Survey is “one and the same” as the final approved legal description in the applicable Title Commitment) and shall depict and reference all matters shown as Schedule B exceptions in the Title Commitment for each parcel of Dealership Property and Material Leased Property. Further, each such Survey, at the Buyer’s cost, shall be certified to the Buyer, Seller, Title Company and such other parties as the Buyer may direct. Additionally within three (3) days following the Signing Date, the Buyer may, at the Buyer’s cost, order a zoning report of each Dealership Property and Material Leased Property (collectively, the “Zoning Report”).

The Buyer and its agents, contractors or employees shall have the right to enter upon the Dealership Property and Material Leased Property for the purpose of performing the Survey, provided that Buyer shall restore the Dealership Property and Material Leased Property to the physical condition existing immediately before such entrance upon the Dealership Property and Material Leased Property. The Buyer shall obtain the Sellers’ Representative’s prior consent (which will not be unreasonably withheld or delayed) before the Buyer, and its agents, contractors or employees enters upon the Dealership Property and Material Leased Property. Any entry upon Dealership Property and Material Leased Property for the purpose of conducting the Survey shall be conducted in such a manner as to minimize disruptions to normal Dealership operations. Buyer will indemnify, defend, and hold Sellers harmless from any loss, injury, liability, damage or expense, including reasonable attorneys’ and consultants’ fees and costs, to the extent caused by Buyer as a result of (a) any negligent act or omission of Buyer or its agents or representatives during the performance of any tests or inspections conducted pursuant to this Agreement, or (b) the failure of Buyer to restore the Real Estate Properties in accordance with this Section 4.02; provided, however, that Buyer will not be required to indemnify Sellers if and to the extent that any such loss, injury, liability, damage or expense was caused solely by the negligence or misconduct of Sellers, their employees or their agents. Buyer and any third party consultant of Buyer shall maintain commercial general liability (occurrence) insurance in an amount of not less than $1,000,000.00 covering any accident arising in connection with the presence of Buyer or any of its employees, agents, contractors or representatives at or on the Real Estate Properties and the performance of any investigations, examinations or studies thereon, and shall deliver a certificate of insurance (in form and substance reasonably satisfactory to Sellers), naming Sellers as an additional insured thereunder, verifying the existence of such coverage to Sellers prior to entry in or on the Real Estate Properties. Buyer shall promptly pay when due any third party costs associated with its inspections and investigations, and discharge any liens that may have been placed on any Real Estate Properties as a result of its inspections and investigations, and such obligation shall survive the Closing or earlier termination of this Agreement.

Section 4.03    Cure of Title and Survey Defects.

(a)    At Closing, with respect to the Dealership Properties and the Material Leased Properties, the Sellers shall cause the Title Company, at Buyer’s sole cost and expense, to (i) issue the Buyer an ALTA (or other form standard for similar transactions in the state where a Dealership Property and a Material Leased Property is located) standard coverage owner’s form title policy or title policies, or leasehold policy or policies, as applicable (collectively, in the singular, the “Title Policy”), in the allocated amount of the Real Estate Purchase Price as set forth on Schedule 4.03(a), insuring that fee simple title to the Dealership Property is vested in the Buyer subject only to the Permitted Exceptions (as defined herein) and leasehold interest to the Material Leased Property is vested in the Buyer subject only to the Permitted Exceptions, and (ii) provide such endorsements (or amendments) to such Title Policy as the Buyer may reasonably require; provided, however, that the Title Policy shall impose no additional liability on the applicable Seller except as provided in this Agreement , the Title Policy and endorsements will be solely at Buyer’s cost and expense, and that the applicable Seller shall provide such customary affidavits or certificates as required by the Title Company or as further provided for in this Agreement.

(b)    If any Title Commitment, any Survey, or any Zoning Report reveals any defect or matter, including, without limitation, any Permitted Exception, that would (1) adversely affect the transferability or insurability of title to any Dealership Property or Material Leased Property, (2) materially affect the operations of the respective Business on any Dealership Property or Material Leased Property, or (3) materially affect the ability to finance any Dealership Property or Material Leased Property for the current use thereof (each, a “Material Title/Survey/Zoning Objection”), the Buyer shall notify the Sellers’ Representative in writing of each Material Title/Survey/Zoning Objection within thirty (30) days after receipt of the last Survey or Zoning Report specifying each such Material Title/Survey Objection and the affected Dealership Property or Material Leased Property (“Buyer’s Notice”).    The Sellers shall use commercially reasonable efforts to satisfy and cure all Material Title/Survey/Zoning Objections to the Buyer’s reasonable satisfaction, and shall have fifteen (15) Business Days from the date of the Buyer’s Notice (the “Cure Period”) to cure or provide written notice to Buyer of those Material Title/Survey/Zoning Objections that cannot be cured within the Cure Period and Sellers commit to cure on or prior to the Closing (“Sellers’ Notice”). Buyer acknowledges and agrees that Sellers will be deemed to have cured a Material Title/Survey/Zoning Objections if the Sellers cure same through payment of funds provided that such funds are liquidated in amount and paid by Sellers prior to Closing or credited against the Purchase Price at Closing, or, if applicable for such cure, Sellers provide documents at Closing which are approved by the Buyer in its reasonable discretion and the Title Company prior to Closing. If, after using commercially reasonable efforts, Sellers are unable to cure any Material Title/Survey/Zoning Objection to the Buyer’s reasonable satisfaction during the Cure Period or if, after using commercially reasonable efforts, Sellers are unable to cure any Material Title/Survey/Zoning Objection to the Buyer’s reasonable satisfaction, as provided for in Sellers’ Notice on or prior to Closing, the Buyer may elect, within ten (10) Business Days after the expiration of the Cure Period or at Closing, as applicable pursuant to Sellers’ Notice, to either (I) accept title to the affected Dealership Properties or Material Leased Properties subject to the Material Title/Survey/Zoning Objection raised by the Buyer which remains uncured, and reduce the Real Estate

Purchase Price as a result of such or assigned, as applicable, Material Title/Survey/Zoning Objection as provided for below in this Section and in such event such Material Title/Survey/Zoning Objection shall be deemed to be waived for all purposes as to such affected Dealership Property or Material Leased Property and shall be deemed to be a Permitted Exception (as defined herein) hereunder or (II) terminate this Agreement. The foregoing reduction of the Real Estate Purchase Price will be determined in good faith by Buyer and Sellers by determining the difference of the appraised value of the applicable portion of the Dealership Properties or Material Leased Property affected by the Material Title/Survey/Zoning Objection and will not include any adjustment in value of the Dealership Properties or Material Leased Property, as applicable, based on anything other than the impact caused by the applicable Material Title/Survey/Zoning Objection (e.g. a change in value due to changes in market conditions will not be included in the reduction). If the Buyer and the Sellers cannot agree upon the cost of such reduction of the Real Estate Purchase Price, then the parties shall engage the Valuation Firm to determine such reduction in value, which determination shall be final and binding on the Buyer and the Sellers. Notwithstanding anything to the contrary, Buyer shall not make a Material Title/Survey/Zoning Objection for a Zoning Report with respect to those matters listed on Schedule 4.03(b).

(c)    The Sellers shall satisfy and cure all Mandatory Title Cure Matters at or prior to Closing to the Buyer’s and Title Company’s satisfaction in their reasonable discretion.

(d)    If, after the Signing Date and prior to Closing, the Title Company issues any supplemental or updated Title Commitments or if Buyer updates any Survey or Zoning Report prior to Closing, the Buyer shall have five (5) Business Days from receipt of the supplemental or updated Title Commitments, updated Survey, or updated Zoning Report to provide written notice (“Supplemental Buyer’s Notice”) to Sellers’ Representatives of any Material Title/Survey/Zoning Objection that appears in any updated Title Commitment, Survey, or Zoning Report (“Supplemental Material Title/Survey/Zoning Objection”). The Sellers shall use commercially reasonable efforts to satisfy and cure all Supplemental Material Title/Survey/Zoning Objections to the Buyer’s reasonable satisfaction and shall have ten (10) Business Days from the date of the Supplemental Buyer’s Notice (the “Supplemental Cure Period”) to cure or provide written notice to Buyer of those Supplemental Material Title/Survey/Zoning Objections that cannot be cured within the Supplemental Cure Period and Sellers commit to cure on or prior to Closing (“Sellers’ Supplemental Notice”). Buyer acknowledges and agrees that Sellers will be deemed to have cured a Supplemental Material Title/Survey/Zoning Objections if the Sellers cure same through payment of funds provided that such funds are liquidated in amount and paid by Sellers prior to Closing or credited against the Purchase Price at Closing, or, if applicable for such cure, Sellers provide documents at Closing which are approved by the Buyer in its reasonable discretion and the Title Company prior to Closing. If the Sellers are unable to cure any Supplemental Material Title/Survey/Zoning Objection after using commercially reasonable efforts to the Buyer’s reasonable satisfaction during the Supplemental Cure Period, or if, after using commercially reasonable efforts, Sellers are unable to cure any Supplemental Material Title/Survey/Zoning Objection to the Buyer’s reasonable satisfaction, as provided for in Sellers’ Supplemental Notice on or prior to Closing, then Buyer may shall have the remedies set forth under Section 4.03(b)(I) or Section 4.03(b)(II) above.

Section 4.04    Permitted Exceptions. The Dealership Properties or Material Leased Properties shall be conveyed or assigned, as applicable, to the Buyer by the Sellers free and clear of all Liens, other than the following exceptions (collectively, the “Permitted Exceptions”):

(a)    Any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate procedures;

(b)    Zoning ordinances;

(c)    Any easements, restrictions, or other encumbrances actually waived or deemed waived by the Buyer pursuant to Section 4.03;

(d)    Any state of facts that an accurate survey of the Dealership Properties or Material Leased Properties would disclose and not objected to by Buyer as a Material Title/Survey/Zoning Objection;

(e)    All presently existing and future assessments and water and sewer charges that are not due and payable as of the Closing, subject to any apportionments as provided for in this Agreement;

(f)    Any lien or encumbrance arising out of or through the acts or omissions of Buyer; and

(g)    Any requirements or exceptions disclosed in the Title Commitments which Buyer does not object to as Material Title/Survey/Zoning Objection and are not Mandatory Title Cure Matters.

Section 4.05    Real Estate Prorations.

(a)    Special Assessments. Certified, confirmed or ratified special assessment Liens as of the Effective Time are to be paid by the Sellers, except to the extent paid by a landlord under a lease of the Real Estate Properties that will be assigned at Closing.

(b)    Utility Charges. Sanitary sewer taxes, utility charges and any other operating expenses associated with the operation of the Real Estate Properties, if any, as of the Effective Time shall be prorated between the Sellers and the Buyer as of the Effective Time, and such prorations shall reduce or increase the Real Estate Purchase Price, as the case may be. Any and all utility deposits previously paid by the Sellers with respect to the Real Estate Properties shall either be returned to the Sellers by the appropriate utility company, or, at the Buyer’s option, the Sellers shall receive a credit for such deposits on the Closing Date and the deposits shall be assigned to the Buyer with the consent and concurrence of the appropriate utility company.

Section 4.06    Termination of Related Party Leases. At or prior to the Closing, the Sellers shall terminate, or cause to be terminated, all Related Party Leases effective as of or prior to the Closing.

ARTICLE V

ASSUMPTION OF CERTAIN LIABILITIES

Section 5.01    Assumed Liabilities. The Buyer agrees to assume at the Closing only the following (collectively, the “Assumed Liabilities”): (a) those obligations and liabilities accruing and incurred after the Effective Time under those Contracts set forth on Schedule 2.01(a)(ii) (the “Assumed Contracts”), (b) those obligations accruing and incurred after the Effective Time with respect to the Work-in-Process, Due Bills and Assumed Purchase Orders set forth on Schedule 5.01(b), (c) the Assumed Project Obligations, (d) any Environmental Liabilities and (e) those obligations and liabilities accruing and incurred after the Effective Time under the Third Party Leases and the Leases to Third Parties. The Assumed Liabilities shall be the responsibility of, and shall be paid, performed and discharged, by the Buyer. The Assumed Liabilities are subject to all rights of defense, offset, protest or contest against the third party with respect to performance.

Section 5.02    Excluded Liabilities. Except for the Assumed Liabilities, the Buyer assumes no Liability of any kind whatsoever of any Person who at any time may have been in possession of the Operating Assets, the Dealership or the Real Estate Properties (together with every other Liability of the Sellers not constituting an Assumed Liability), including any Liability arising out of or related to (a) the ownership, lease, or use of the Real Estate Properties or the operation of the Business prior to the Closing Date (other than Environmental Liabilitie), (b) the employment of employees or non-employee workers, including termination of the same, prior to the Closing Date and (c) a Seller’s compliance or non-compliance with any Applicable Laws (other than Environmental Liabilities) (all such Liabilities, including those in (a), (b) and (c) are collectively the “Excluded Liabilities”). For the avoidance of doubt, the Excluded Liabilities include all Liabilities for Taxes of any Seller. The Excluded Liabilities shall be the responsibility of, and shall be paid, performed and discharged, by the Sellers.

Section 5.03    Required Consent Contracts.

(a)    Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise sell, convey or transfer any Assumed Contract or Third Party Lease (or any claim, right or benefit arising thereunder or resulting therefrom) prior to receiving the requisite consent or approval of a third Person, if an attempted assignment, sale, conveyance or transfer thereof, without the consent or approval of such third party, would constitute a breach thereof, or other contravention thereunder, or be ineffective with respect to any party thereto; provided, however, that, if any such Assumed Contract or Third Party Lease may be so assigned, sold, conveyed or transferred without having any of the foregoing consequences, such Assumed Contract or Third Party Lease shall be so assigned, sold, conveyed and transferred. With respect to any Assumed Contract or Third Party Lease as to which the consent or approval of a third Person is necessary (a “Required Consent Contract”), promptly after the Signing Date, and for a period of 6 months from and after the Closing, the Sellers and the Buyer will use their respective commercially reasonable efforts to obtain the required consent or approval of such third Person for the assignment, sale, conveyance or transfer of any such Required Consent Contract to the Buyer. Each party shall bear its own costs and expenses related to obtaining any required consent or approval under a Required Consent Contract hereunder; provided, however, that, except as otherwise expressly provided by this Agreement, none of the Sellers, the Buyer nor any of their respective Affiliates shall be required to expend any money, commence any Proceeding or offer or grant any financial accommodation to obtain any such consent or approval.

(b)    If a requisite consent or approval with respect to any Required Consent Contract is not obtained prior to the Closing, to the extent permitted by Applicable Law and the terms of any Required Consent Contract not assigned pursuant to Section 2.01, the parties shall (and shall cause their Affiliates to) cooperate reasonably to implement a mutually agreeable arrangement under which the Buyer would receive the benefits, and perform and discharge the obligations (including paying all associated costs and expenses), of a Seller in respect of such Required Consent Contract and under which a Seller would enforce for the benefit of the Buyer any and all rights of a Seller in respect of such Required Consent Contract. Once the required consent or approval with respect to a Required Consent Contract is obtained, such Required Consent Contract will be deemed to have been automatically assigned to the Buyer on the terms set forth in this Agreement as of the Closing, for no additional consideration.

ARTICLE VI

CLOSING; CLOSING DELIVERIES

Section 6.01    Closing Time and Contemplated Transactions. The closing of the Contemplated Transactions (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures on the date that is 3 Business Days after all of the conditions in Articles IX and X that the parties contemplate being satisfied prior to Closing have been satisfied or waived, or on such other date as mutually agreed to by the Sellers’ Representative and the Buyer (the “Closing Date”). Notwithstanding the foregoing, the Closing shall be deemed to have occurred as of 12:01 a.m. on the day of the Closing Date (the “Effective Time”).

Section 6.02    Sellers’ Closing Deliveries. At the Closing or at the time otherwise provided below, the Sellers shall do the following:

(a)    Deliver to the Buyer such bills of sale and other transfer instruments effectively vesting the Buyer with good and marketable title to the Operating Assets, Improvements, and to any and all personal property included in the Real Estate Properties, both free and clear of all Liens (except Permitted Exceptions), in such form and of such content agreed to by the parties;

(b)    Execute and deliver to the Buyer certificates of the Sellers confirming (i) the accuracy of the representations and warranties, (ii) the performance of Sellers’ covenants, and (iii) the occurrence of all actions necessary to authorize the Contemplated Transactions;

(c)    Execute, acknowledge and deliver to the Buyer special warranty deeds conveying title to the Dealership Properties and all Easements appurtenant thereto to the Buyer subject only to the Permitted Exceptions, which special warranty deeds shall be in statutory form for recording;

(d)    Furnish and deliver to the Buyer, at Buyer’s sole cost and expense, an owner’s title insurance policy or “marked up” Title Commitment issued by the Title Company insuring fee simple title to the Dealership Properties or leasehold policy or policies insuring leasehold interest in the Material Leased Property, as applicable, to the Buyer in a face amount no less than the Real Estate Purchase Price, containing all standard endorsements, and containing no exceptions other than the Permitted Exceptions and other exceptions, if any, which the Buyer may, in its sole and absolute discretion, consent to in writing, and in a form and content satisfactory to the Buyer;

(e)    Execute and deliver to the Buyer and the Title Company a mechanic’s lien and possession affidavit in sufficient form and substance to permit the Title Company to remove the mechanic’s lien exception and parties-in-possession exception from each title policy;

(f)    Execute and deliver to the Title Company an affidavit that there have been no changes in the condition of title from that shown in the Title Commitment delivered to the Title Company and containing any statements needed for the Title Company to delete all standard exceptions in the title insurance policy to be delivered to the Buyer;

(g)    Furnish all available keys or key fobs to any door or lock on the Real Estate Properties (or other real property used by the Business) and all vehicles being purchased hereunder;

(h)    Execute and deliver instruments satisfactory to the Title Company reflecting the proper power, good standing and authorization for the sale of the Dealership Properties from the Real Estate Companies to the Buyer hereunder, together with all copies of its organizational documents as may be requested or required by the Title Company;

(i)    Execute and deliver to the Buyer and the Title Company a FIRPTA affidavit in a form and substance acceptable to both the Buyer and the Title Company;

(j)    Deliver to the Buyer a duly executed W-9 for each of the Management Company, the Dealership Companies, and the Real Estate Companies;

(k)    Deliver to the Buyer an interim use letter (the “Interim Use Letter”), to the extent permitted by Applicable Law, in a form mutually agreed upon by the parties, if requested by the Buyer, under which the Dealership Companies will permit the Buyer to continue to use such of the Dealership Company’s dealer license or dealer number, following the Closing for the interim period stated in the Interim Use Letter;

(l)    A Limited Power of Attorney, duly executed by the Dealership Companies, granting the Buyer, and its managers, members, officers, and/or agents, full power and authority to execute and assign any bills of sale, Manufacturer’s statements of origin (“MSO”), motor vehicle titles and/or any associated documentation required for the transfer of title to all New Vehicles, and Other Vehicles purchased by the Buyer hereunder;

(m)    A payoff, termination and discharge letter, in form and substance reasonably satisfactory to the Buyer and provided to the Buyer at least five Business Days prior to the Closing Date, from each holder of any Indebtedness that creates a Lien on any Operating Assets, as of immediately prior to the Closing, and such other payoff letters, Lien releases, and/or UCC-3 termination statements (or commitments by the lenders to deliver the same), in form and acceptable to the Buyer and its lenders, to evidence the release and discharge (or commitment to release and discharge) of all Liens, if any, on the Operating Assets;

(n)    Deliver to the Buyer an assignment duly executed by the respective Seller(s) of all of Sellers’ right, title, and interest in the Assumed Construction Documents with respect to the Dealership Properties being conveyed at such Closing, to the extent assignable, if any, and all warranties, bonds, plans, permits and approvals applicable to the Project, to the extent assignable, pursuant to a form of assignment mutually agreeable to Buyer and Sellers, which assignment shall document Sellers’ assignment and the Buyer’s assumption of the Assumed Construction Documents (the “Construction Document Assignment”), estoppel, and lien releases related to the Assumed Construction Documents as provided for in Section 9.11;

(o)    For each Third Party Lease, an assignment and assumption agreement, which form shall be mutually agreeable by Sellers and Buyer;

(p)    For each Lease to Third Parties, an assignment and assumption agreement, which form shall be mutually agreeable by Sellers and Buyer;

(q)    Consents and estoppels, as applicable, as provided for in this Agreement for all Third Party Leases and Assumed Construction Documents as provided for in Sections 9.08 and 9.11; and

(r)    Execute and deliver such other documents and instruments as the Title Company or Buyer may reasonably request to further evidence the Contemplated Transactions.

Section 6.03    Buyer’s Closing Deliveries. At the Closing, the Buyer shall deliver to the Sellers’ Representative the following:

(a)    The Estimated Operations Purchase Price, less the Deposit, less the Indemnity Escrow Amount (“Estimated Operations Purchase Price Closing Payment”) (to the account(s) designated by the Sellers’ Representative) payable in accordance with the terms of Section 2.03;

(b)    The Indemnity Escrow Amount, payable in accordance with Section 2.03, to the Escrow Agent;

(c)    The Estimated Real Estate Purchase Price (to the account(s) designated by the Sellers’ Representative) payable in accordance with the terms of Section 3.02;

(d)    Execute and deliver to the Sellers certificate of the Buyer confirming (i) the accuracy of the representations and warranties, (ii) the performance of Buyer’s covenants, and (iii) the occurrence of all actions necessary to authorize the Contemplated Transactions;

(e)    An assumption agreement mutually agreeable to the parties to evidence the assumption of the Assumed Liabilities by the Buyer;

(f)    Instructions causing the Escrow Agent to release the Deposit to Seller pursuant to the Escrow Agreement;

(g)    The Construction Document Assignment duly executed by the Buyer;

(h)    For each Third Party Lease, an assignment and assumption agreement, which form shall be mutually agreeable by Sellers and Buyer;

(i)    For each Lease to Third Parties, an assignment and assumption agreement, which form shall be mutually agreeable by Sellers and Buyer; and

(j)    Such other documents and instruments as the Sellers shall reasonably request to further evidence the Contemplated Transactions.

Section 6.04    Closing Costs.

(a)    The Sellers shall pay the following costs and expenses in connection with the Closing:

(i)    (1) fifty percent (50%) of the documentary stamps or other transfer Taxes in connection with the conveyance of the Dealership Properties; (2) any costs of operating the Real Estate Properties which have accrued on or prior to the Closing Date; and (3) prorations payable by the Sellers;

(ii)    one-half (1/2) of the costs and expenses of any OEM Parts, Other Parts and Accessories and Miscellaneous Supplies third party inventory; and

(iii)    one-half (1/2) of the filing fees applicable under the HSR Act.

(b)    The Buyer shall pay the following costs and expenses in connection with the Closing:

(i)    (1) recording fees in connection with the special warranty deeds; (2) all of the Survey costs; (3) fifty percent (50%) of the documentary stamps or other transfer Taxes in connection with the conveyance of the Dealership Properties; (4) recording fees in connection with those instruments necessary to transfer title to the Dealership Properties to the Buyer; and (5) prorations payable by the Buyer;

(ii)    one-half (1/2) of the costs and expenses of any OEM Parts, Other Parts and Accessories and Miscellaneous Supplies third party inventory;

(iii)    one-half (1/2) of the filing fees applicable under the HSR Act; and

(iv)    all of the premium and search fees payable for the owner’s policies of title and leasehold policies.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers, jointly and severally, represent and warrant to the Buyer as follows:

Section 7.01    Organization and Good Standing. Each Company is a limited liability company or corporation, as applicable. The Companies are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and are in good standing in all other jurisdictions where the conduct of their business requires them to be qualified, except where such failure would not reasonably be expected to be material to the Business. Each Company has full power and authority to own its properties and to carry on its business as presently conducted. The ownership of each Company is as set forth on Schedule 7.01, and the individuals set forth therein own each Company, free and clear of all Liens, restrictions or claims of any kind, except for Liens with respect to which termination statements will be delivered by the Sellers at the Closing, in the respective combinations set forth therein and are the only record and beneficial owners of all of the capital stock or other equity interests of any type in each Company. Further, there are no outstanding securities of any Company convertible into shares of stock or other equity interests in such Company.

Section 7.02    Authority. With respect to each of James Koons, an individual (“Principal 1”), Cecilia Koons, an individual (“Principal 2”) and Principal 1 and Principal 2 as trustees of the James E. Koons Revocable Inter Vivos Trust dated June 20, 1994 (“Principal 3”), Each of Principal 1 and 2 is a natural person and has full capacity and authority to execute and deliver this Agreement and to perform such Principal’s obligations hereunder. Principal 3 is a trust validly existing under the Laws of the State of Florida, and has all power and authority to execute and deliver and to perform such Principal’s obligations hereunder. The execution, delivery and performance of this Agreement and the Purchase Documents, and the consummation of the Contemplated Transactions, have been duly authorized and approved by all necessary corporate or other actions of each Company. This Agreement and the Purchase Documents have been duly executed and delivered by each of the Sellers, to the extent applicable, and are legal, valid and binding obligations of each of the Sellers, to the extent applicable, enforceable against each of them in accordance with their terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or (b) by general equitable principles.

Section 7.03    No Conflict. Except for the respective Manufacturer’s consent, and as set forth on Schedule 7.03: (a) the Sellers are not required to obtain the Consent of any Person as a condition to the performance of this Agreement or the Purchase Documents; and (b) the execution, delivery and performance of this Agreement and the Purchase Documents by the Sellers and the consummation of the Contemplated Transactions do not and will not (with or without notice or lapse of time): (i) conflict with, violate, result in the termination of, or constitute a default under, or give to any other Person any right of termination, payment, acceleration, vesting, cancellation or modification of or under, or accelerate the performance required by or maturity of (1) any Applicable Law (except for filings and approvals under the HSR Act), (2) the organizational documents of a Company, or (3) any material Contracts, or (ii) result in the creation or imposition of any Lien or other restrictions in or with respect to or otherwise adversely affecting, the Real Estate Properties, the Operating Assets or the Business.

Section 7.04    Financial Statements. The Sellers have delivered to the Buyer: (a) each of the Dealership Company’s unaudited financial statements for the respective Dealership, which are maintained on the basis of accounting used for income tax purposes and are also in accordance with the applicable Manufacturer’s requirements for such Dealership for the calendar years 2019, 2020, 2021, and 2022, and for the six months ended June, 30, 2023; and (b) the Sellers shall have delivered to the Buyer reviewed, combined financial statements and the notes thereto (encompassing the Dealership Companies, Real Estate

Companies, and the Management Company) for the last two (2) review periods (items in (a) and (b), and those provided pursuant to Section 11.01, are collectively, the “Financial Statements”). The Financial Statements fairly present on the income tax basis of accounting the financial condition and the results of operations, changes in the owners’ equity and cash flows of the Business as at the respective dates of and for the periods referred to in such Financial Statements. The Financial Statements prepared by each of the Dealership Company’s internal employees/accountants are prepared on the income tax basis of accounting and in accordance with such Dealership Company’s historically utilized accounting principles. Other than standard practices for the automobile industry, such as appreciation for parts and accessories, the balance sheets included in the Financial Statements do not reflect any write up or revaluation increasing the income tax basis of any assets. The Sellers maintain, or cause to be maintained, a system of internal accounting controls designed to (i) comply with legal and accounting requirements applicable to the Business and (ii) provide reasonable assurance, in light of the size, operations, and industry of the Business, that (1) Contemplated Transactions are executed in accordance with management’s general or specific authorizations, (2) Contemplated Transactions are recorded as necessary to permit accurate preparation of financial statements in conformity with the income tax basis of accounting and the historical practices of the Business and to maintain reasonable asset accountability, and (3) access to assets is permitted only in accordance with management’s general or specific authorization. Since January 1, 2020, the Business has not experienced or effected any material change in any internal control over financial reporting, including with respect to any accounting principle, procedure, or practice followed by the Business or in the method of applying any such principle, procedure or practice, except as required by Applicable Law. The Business has not identified or been made aware of (A) any significant deficiency or material weakness in the operation of the internal accounting controls utilized by any Company, (B) any fraud that involves management or any other current or former employee, consultant, representative, contractor or manager of any Company who has a role in the preparation of financial statements or the internal accounting controls utilized by any Company, or (C) any claim or allegation regarding any of the foregoing.

Section 7.05    No Undisclosed Liabilities. Except for unrecorded Liabilities that are consistent with the past practices of the Sellers and the income tax basis of accounting, the Business has no Liability except for Liabilities reflected or reserved against in the Financial Statements dated as of December 31, 2022, and the current liabilities incurred in the ordinary course of business consistent with the past practices of the Sellers and income tax basis of accounting since the date of the most recently provided Financial Statements. Except as set forth on Schedule 7.05, no Company has any Indebtedness or has received any loans, grants or other forms of relief pursuant to the CARES Act, including without limitation any loan pursuant to the Paycheck Protection Program established under the CARES Act (a “PPP Loan”) and administered by the SBA.

Section 7.06    Permits and Licenses. Each Dealership Company holds the Permits set forth on Schedule 7.06 and those constitute all of the material Permits required to own and operate the Business. The Permits are valid and the Dealership Companies are not in material default, nor have any of the Sellers received any written notice of any claim of default, or other claim or Proceeding, or threatened Proceeding, with respect to, or relating in any way to any of the Permits.

Section 7.07    Notices from Manufacturer. Except as set forth on Schedule 7.07, none of the Sellers have (i) received any written notification from any Manufacturer or (ii) been made aware by any Manufacturer, that it (a) wishes to move or close any Dealership or otherwise change or terminate its relationship with any Dealership Company, (b) has taken action with respect to the award of a new franchise in a market area assigned to the applicable Dealership, (c) has protested any action by any Dealership Company, (d) has designated any Dealership as having any “delete point status” or similar status, (e) is considering or pursuing adding an open point in the County where each Dealership operates or the surrounding area, or a competing market of such Dealership, or (f) intends to conduct any market studies or analyses that relate to any strategic plans of the Manufacturer relating to or affecting the Manufacturer’s market representation in the County where each Dealership operates or surrounding area; it being understood that “surrounding area” means the area comprising a 25 mile radius around each Dealership. Except as set forth on Schedule 7.07, to Sellers’ Knowledge each Dealership Company is in good standing under its dealer agreement with the respective Manufacturer, including material compliance with any and all facility guides and image programs currently in effect. The Sellers have provided to the Buyer true and complete copies of any documentation, including letters, notices, dealer agreements (including additional provisions), correspondence, market studies, analyses, reports or proposals (whether in written or electronic form) that relates to any strategic plans of the Manufacturer relating to or affecting Manufacturer’s market representation in the County where each Dealership operates or the surrounding area, including by way of example and not limitation, (i) matters relating to the award of a new franchise for a dealership (or relocation of an existing dealership) that could materially impact any of the Dealerships, sales efficiency, customer satisfaction, sales incentives, distribution, marketing, warranty work and reimbursement policies, facilities (including image requirements) or (ii) any other documentation relating to plans or proposals materially affecting or relating to any Dealership’s or any Manufacturer’s market representation in the County where each Dealership operates or the surrounding area, including transfer restrictions relating to the ownership of certain brands of a Manufacturer in contiguous markets.

Section 7.08    Legal Matters. Except as set forth on Schedule 7.08, (i) there have not been in the last three (3) years, any material Proceedings, or (ii) there are no pending or, to Sellers’ Knowledge, threatened Proceedings against any Seller, the Real Estate Properties, the Business or the Operating Assets. Except as set forth on Schedule 7.08, there are no Orders which bind or affect any Seller, the Real Estate Properties, the Business, or the Operating Assets. No Seller is subject to any settlement, conciliation or similar agreement under which any such Seller is, or will be, subject to any Liability to a Governmental Authority or any other Person after the Closing Date.

Section 7.09    Employees. No Real Estate Companies have any employees. The Dealership Companies have paid all wages, salary and bonuses due to the employees of the Dealership Companies (each an “Employee” and collectively, the “Employees”) through the end of the most recent pay period on or before the Signing Date, and will have paid all such wages, salary and bonuses through the Closing Date (including any accrued bonuses, vacation and sick leave obligations). No Employee is a member of or represented by any labor union or other collective bargaining representative in connection with his or her employment. No Dealership Company has been asked to negotiate, and no Dealership Company has negotiated, any collective bargaining agreement or other contract with a union, work council or labor organization. There is not now, and there has not been prior to the Signing Date, any actual or threatened labor dispute, strike or work stoppage which affects or may affect the Business or which may interfere with the continued operation of the Dealership. To Sellers’ Knowledge, no executive or key Employee or group of Employees has any plans to terminate his, her or their employment with or by any Dealership Company as a result of the Contemplated Transactions or otherwise. The Sellers represent for themselves and their Affiliates that they have taken no action which would interfere with any employment by the Buyer of any Employee.

Section 7.10    Employee Benefit Matters.

(a)    Schedule 7.10(a) contains a true and complete list of all Benefit Plans.

(b)    All the Benefit Plans, and their related trusts and insurance contracts, comply in all material respects with, and have been administered and maintained in all material respects in compliance with, their terms, all Applicable Laws and Contracts of the Dealership Companies, and all amounts owed by the Dealership Companies under the terms of any Benefit Plan through the date hereof have been paid in full. Each employee pension benefit plan (as defined in section 3(2) of ERISA) that is, or was, intended to comply with the requirements of Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service which considers the terms of the plan as most recently amended or is a prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and to the Sellers’ Knowledge nothing has occurred since the date of any such determination that could reasonably be expected to give the Internal Revenue Service grounds to revoke any such determination. No Dealership Company, nor any administrator or fiduciary of any such Benefit Plan (or agent of any of the foregoing), has engaged in any transactions or acted or failed to act in any manner that may subject the Operating Assets to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA and/or the Code. There are no unresolved claims, disputes or Liabilities under the terms of, or in connection with, the Benefit Plans, and no Proceeding, legal or otherwise, has been commenced or threatened with respect to any claim other than processing of claims in the ordinary course of business, in any case that could reasonably be expected to result in material liability to Buyer. There are no audits, inquiries or Proceedings pending or threatened by the Internal Revenue Service, Department of Labor, or other Governmental Authority with respect to any Benefit Plan that would reasonably be expected to result in material Liability to Buyer.

(c)    The Dealership Companies have made available to Buyer, with respect to each Benefit Plan, true, correct and complete copies, as applicable, of: (i) the current Benefit Plan document (with any amendments) of a written Benefit Plan; (ii) a summary of the material terms of any unwritten Benefit Plans; and (iii) the most recent Internal Revenue Service determination, advisory or opinion letter for any qualified employee pension benefit plan.

(d)    None of the Dealership Companies, or any Controlled Group member sponsors, maintains, participates in, contributes to or is required to contribute to, or has, in the six (6) years preceding the Signing Date, sponsored, maintained, participated in or contributed to, or has any Liability (including any potential withdrawal liability) with respect to (i) any multiemployer plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”), or (ii) a plan subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, in each case that would result in Liability of Buyer after the Closing. No Dealership Company has suffered a 70% decline in “contribution base units,” within the meaning of ERISA Section 4205(b)(1)(A), in any plan year beginning after 1979.

(e)    The assets attributable to each Benefit Plan are not, and, to the Sellers’ Knowledge, no Dealership Company expects them to become, subject to a Lien imposed under ERISA Section 4068.

(f)    No Dealership Company has incurred any Liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor, any other Governmental Authority, or any Multiemployer Plan with respect to any Benefit Plan currently or previously maintained by members of the controlled group of companies subject to Sections 414(b), (c), or (m) of the Code that includes any Dealership Company (the “Controlled Group”) that has not been satisfied in full, and to the Sellers’ Knowledge, no condition exists that presents a risk to any Dealership Company or any other member of the Controlled Group of incurring such a Liability.

(g)    Each Dealership Company has at all times complied, and currently complies, in all respects with the applicable requirements for their welfare benefit plans set forth in the Code, ERISA, and applicable state statutes, including, without limitation, (1) COBRA, and (2) any applicable state statutes mandating health insurance continuation coverage for small employers, which are hereinafter referred to as “State Mini-COBRA.” Other than the continuation coverage requirements of COBRA or State Mini-Cobra, no Dealership Company has Liability for benefits (including, without limitation, death or medical benefits) to any current or former Employees or their dependents following termination of employment or retirement under any Benefit Plan.

(h)    Except as set forth on Schedule 7.10(h), neither the execution, delivery and performance of this Agreement and the Purchase Documents, nor the consummation of the Contemplated Transactions (alone or together with any other event, which, standing alone, would not by itself trigger such entitlement or acceleration) (i) will result in any increase in the amount of any compensation, or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee (or former employee of any Dealership Company) or any dependent or beneficiary of any Employee (or former employee of any Dealership Company); (ii) give rise to any rights of any Employee, or any dependent or beneficiary of any Employee under any Benefit Plan or (iii) obligate any Dealership Company to pay any separation, severance, termination or similar benefit to any Employee. Upon the consummation of the Contemplated Transactions, except as otherwise contemplated by Section 11.04, the Buyer will not incur, be subject to or be required to recognize any Liability relating or with respect to or arising out of any Benefit Plan.

Section 7.11    Dealership Property.

(a)    The Dealership Companies do not own any real property. The Real Estate Companies own fee simple title to the Dealership Properties, which, at the time of Closing, will be free and clear of all Liens except for the Permitted Exceptions. The Dealership Properties, subject to Leases to Third Parties and leases to Affiliates, and the real estate and Improvements that are the subject of the Third Party Leases constitute all of the interests in real property used or held for use in connection with, necessary for the conduct of, or otherwise material to a Company, the Business or the Dealership (collectively, each an individual “Real Estate Property” or collectively “Real Estate Properties”).

(b)    Except as set forth on Schedule 7.11(b-1), to Sellers’ Knowledge, the Sellers have all easements, rights-of-way, permits and similar authorizations for the use of the Real Estate Properties in the conduct of the Business as presently conducted (the “Easements”). No Seller, nor to Sellers’ Knowledge any other party thereto, has received written notice of any default of any provision of any Easement or any covenant, restriction or other agreement encumbering any Real Estate Property which remains uncured. Sellers have not received written notice of any violation of applicable zoning legal requirements for use of the Real Estate Properties for the various purposes for which they are presently being used. Except as set forth on Schedule 7.11(b-2), Sellers have not received written notice of any Proceedings, or any proposed or threatened Proceedings, to change such zoning classification or land use plan or the conditions applicable thereto. Except as set forth on Schedule 7.11(b-2), to Sellers’ Knowledge, all of the Dealership Properties and the Material Leased Properties materially comply with all applicable zoning legal requirements and none of the Dealership Properties or the Material Leased Properties are legally non-conforming.

(c)    Except as set forth on Schedule 7.11(c), no structural, mechanical, electrical, plumbing, roofing or other major systems of the Improvements or leasehold improvements are in need of material repair or replacement. The Sellers have received no written notice from any insurance company or Governmental Authority of any defect or inadequacy in connection with the Real Estate Properties’ structure or systems. Except as set forth on Schedule 7.11(c), the Sellers have not received any written notice of existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain or condemnation proceeding that would result in the taking of all or any part of any facility or would prevent or hinder the continued use of any facility as heretofore used.

(d)    To the Sellers’ Knowledge, no Seller is aware of or has received any written notice of any change pending or contemplated in any Applicable Laws or by any Proceeding, or any natural or artificial condition upon or affecting the Real Estate Properties, which would result in any Material Adverse Change in the condition of the Real Estate Properties or would prevent, limit, impede or render more costly to the Buyer’s use of the Real Estate Properties for the current use. Except as set forth on Schedule 7.11(d), Sellers have not received written notice from any insurance company which has issued a policy with respect to any portion of the Real Estate Properties or by any board of fire underwriters (or any other body exercising similar functions) requesting the performance of any repairs, alterations or other work which has not been complied with.

(e)    There are no unrecorded leases, options, or rights of first refusal affecting title to any of the Real Estate Properties, except as referenced in Schedule 7.11(e-1) and in the Third Party Lease or those certain leases, licenses, subleases and occupancy agreements with Sellers as set forth on Schedule 7.11(e-2) for which Seller shall execute and deliver a termination effective as of the Closing (collectively, the “Related Party Leases”). Except for the Third Party Leases, Leases to Third Parties and Related Party Leases, and Assumed Contracts, there are no other written or oral leases affecting the Real Estate Properties. Except for the Third Party Leases, Leases to Third Parties, rights reflected in the public records, Related Party Leases, and Assumed Contracts, there are no rights of occupancy relating to the Real Estate Properties, or that any person has any right of possession or occupancy in any part of the Real Estate Properties.

(f)    Except as set forth on Schedule 7.11(f), the Real Estate Properties are in material compliance with the respective, current Manufacturer facility requirements, facility guides and image programs.

(g)    For each Third Party Lease, except as set forth on Schedule 7.11(g-1), to Sellers’ Knowledge, (i) each Seller party thereto has a legal, valid, binding, and enforceable leasehold interest in the applicable Third Party Lease, (ii) there is no uncured default beyond applicable notice and cure periods under any Third Party Lease by any Seller party thereto or any other party thereto, nor has any Seller party thereto received or delivered written notice of any claim of such default which remains uncured, (iii) no security deposit or portion thereof deposited with respect to any Third Party Lease has been applied in respect of a breach or default thereunder by any Seller party thereto which has not been redeposited in full, (iv) no Seller party thereto owes, or will owe as of the Closing Date, any brokerage commissions or finder’s fees with respect to any Third Party Lease, (v) no Seller party thereto has and will not have as of the Closing Date, subleased, licensed, or otherwise granted any person the right to use or occupy the Real Estate Properties subject to the Third Party Lease or any portion thereof, and (vi) no Seller party thereto has and will not have as of the Closing Date, collaterally assigned or granted any other security interest in any Third Party Lease or any interest therein. Sellers have provided to the Buyer true and correct copies of all Third Party Leases and any amendments or assignments thereto, which are identified on Exhibit A-2. With regard to the assignment to Buyer of each Third Party Lease, except for the consent of the applicable landlord as identified on Schedule 7.11(g-2), the assignment of the Third Party Lease does not require any Consent from the counterparty thereto or any other party.

(h)    For each Lease to Third Parties, except as set forth on Schedule 7.11(h-1), to Sellers’ Knowledge, (i) each Seller party thereto has a legal, valid, binding, and enforceable leasehold interest in the applicable Lease to Third Parties, (ii) there is no uncured default beyond applicable notice and cure periods under any Lease to Third Parties by any Seller party thereto or any other party thereto, nor has any Seller party thereto received or delivered written notice of any claim of such default which remains uncured, (iii) no security deposit or portion thereof deposited with respect to any Lease to Third Parties has been applied in respect of a breach or default thereunder which has not been redeposited in full, (iv) no Seller thereto owes, or will owe as of the Closing Date, any brokerage commissions or finder’s fees with respect to any Lease to Third Parties, (v) no Seller party thereto has and will not have as of the Closing Date, subleased, licensed, or otherwise granted any person the right to use or occupy the Real Estate Properties subject to the Lease to Third Parties or any portion thereof, and (vi) no Seller party thereto has and will not have as of the Closing Date, collaterally assigned or granted any other security interest in any Lease to Third Parties or any interest therein. Sellers have provided to the Buyer true and correct copies of all Lease to Third Parties and any amendments or assignments thereto, which are identified on Exhibit A-3. With regard to the assignment to Buyer of each Lease to Third Parties, except for the consent of the applicable tenants as identified on Schedule 7.11(h-2), the assignment of the Lease to Third Parties does not require any Consent from the counterparty thereto or any other party.

Section 7.12    Personal Property. All of the material personal property leased or owned by the Dealership Companies are in working order and operating condition (normal wear and tear excepted), and is suitable for the purposes for which such property is being used.

Section 7.13    Environmental Matters. Except as set forth on Schedule 7.13:

(a)    The Sellers and their Affiliates have complied with and are currently in material compliance with all Environmental Laws pertaining to any properties and assets of each Company, including the Operating Assets and the Real Estate Properties, or to the use or ownership thereof, or to any property presently or previously used in connection with the Business or the Dealerships. No violation of any Environmental Law is being alleged in writing or to Sellers’ Knowledge threatened, or has at any time during the prior three (3) years been alleged in writing or threatened, relating to the Real Estate Properties or to any other assets of a Company, including the Operating Assets and the Excluded Assets, or to the use or ownership thereof, or to any property presently or previously used in connection with the Business or the Dealerships. To Sellers’ Knowledge, no condition exists at, on or under the Real Estate Properties that, with the passage of time or the giving of notice, would constitute a material Hazardous Condition or give rise to material Liability under any Environmental Law.

(b)    To Sellers’ Knowledge, no Company, the Operating Assets, the Real Estate Properties, the Excluded Assets, nor any property presently or previously used in connection with the Business is subject to, and the Sellers have not taken any action that will result in, any material Lien or material Liability arising out of the past or present use, handling, treatment, generation, storage, disposal, Release or threatened Release of any Hazardous Materials on any property presently or previously used in connection with the Business which are in violation of Environmental Laws.

(c)    To Sellers’ Knowledge, no Company, the Operating Assets, the Excluded Assets, nor the Real Estate Properties is subject to any outstanding order from, or contractual or other obligation with, any third party in respect of which the Sellers or the Buyer are reasonably likely to be required to incur costs arising from the Release or threatened Release of Hazardous Materials.

(d)    To Sellers’ Knowledge, (i) the Real Estate Properties have never been used as a landfill or a garbage dump, (ii) there are no above ground tanks that are not in compliance with all Environmental Laws, and there are no underground storage tanks (herein referred to as “USTs”), at any of the Real Estate Properties, (iii) the Sellers have not removed or abandoned any USTs at the Real Estate Properties, and (iv) there are no polychlorinated biphenyls (“PCBs”) or friable or damaged asbestos at the Real Estate Properties; nor have the Sellers removed (or required or requested the removal of) any PCBs or damaged or friable asbestos from the Real Estate Properties, nor have any PCBs or damaged or friable asbestos previously existed at any of the Real Estate Properties.

(e)    To the Sellers’ Knowledge, no property adjacent to the Real Estate Properties has a Hazardous Condition in, on or under such property that is reasonably likely to adversely impact any of the Real Estate Properties.

Section 7.14    Intellectual Property.

(a)    Schedule 7.14(a) sets forth a complete and accurate list of all Purchased IP which is: (i) subject to a registration (including an application for registration, issuance or grant, including domain name and social media account registrations), including for each to the extent applicable, the date of registration or application and name of registration body where the registration or application was made, the registration or application number, title, and owner(s), and (ii) is a Trademark but is not subject to a registration. All renewal, registration and maintenance filings and fees in respect of the Purchased IP listed in Schedule 7.14(a)(i) (“Purchased Registered IP”) that are due (if applicable) have been made or paid to obtain, maintain, perfect, preserve and renew such Purchased Registered IP, as applicable. To Sellers’ Knowledge, there are no facts, circumstances or information that would, or would reasonably be expected to, render any Purchased Registered IP invalid or unenforceable and there is no information, material, fact, or circumstance that would render any of the Purchased Registered IP invalid or unenforceable. None of the Purchased IP is involved in any interference, reexamination, cancellation, or opposition proceeding, or any other currently pending or threatened Proceeding.

(b)    A Seller exclusively owns and possess all right, title and interest in and to all Purchased IP, free and clear of all Liens, and the Dealership Companies have valid, enforceable, and sufficient rights pursuant to an Assumed Contract to all other Intellectual Property used in or necessary for the operation of the Business (the “Licensed IP”, together with the Purchased IP, the “Business IP”). The Business IP constitutes all of the Intellectual Property necessary and sufficient to enable the Dealership Companies to conduct the Business, and there is no other Intellectual Property that is material or necessary to conduct the Business. The Purchased IP is fully transferable, alienable, exploitable, and licensable by the Dealership Companies, in each case without payment of or compensation due to any Person. No Seller is subject to any outstanding or potential order in any jurisdiction that restricts in any manner the use, transfer, licensing, or exploitation of any Business IP. None of the Purchased IP is the subject of any Proceeding except for ex-parte, pre-grant prosecution activities for pending applications before the applicable Governmental Authority.

(c)    Schedule 7.14(c) sets forth a list of: (A) all Contracts pursuant to which a Seller has granted to any other Person a license, covenant not to sue, immunity from suit, or other similar right under any Purchased IP (“Out-License”) and (B) all third parties who to Sellers’ Knowledge are using any Purchased IP not pursuant to an Out-License, along with a high-level description of each such third party’s usage of the relevant Purchased IP.

(d)    Neither the Dealership Companies nor the operation of the Business as was conducted or is currently conducted, have been or is currently, infringing, misappropriating or violating, the Intellectual Property of any Person nor does or will the operation of the Business constitute unfair competition or deceptive or unfair trade practice. To Sellers’ Knowledge, no Person is infringing, misappropriating or otherwise violating any Purchased IP. No Proceeding against a Person with respect to the alleged infringement, misappropriation or other violation of any Purchased IP is pending or is threatened and no Seller has made any written claim with respect to the alleged infringement, misappropriation or other violation of any Purchased IP against any Person in the last three (3) years. There is no Proceeding pending or threatened against any Seller, and no Seller has received any claim or notice from any Person (i) challenging the ownership, enforceability, exploitation, use, or the validity or effectiveness of any Purchased IP; (ii) alleging that any Dealership Company, or the operation of the Business has infringed, misappropriated or violated, or infringes, misappropriates, or violates, the Intellectual Property of any Person; or (iii) alleging that any Dealership Company, or the operation of the Business, requires the use of, or a license or covenant to, any Intellectual Property owned or controlled by any other Person, and there is no basis for any of the foregoing allegations.

(e)    Neither the execution, delivery, or performance of this Agreement or any other ancillary document, nor the consummation of any of the Contemplated Transactions will, with or without notice or lapse of time or both, result in, or give any other Person the right or option to cause or declare, (i) a loss of, impairment of, or change to any right of the Dealership Companies to use, license, or otherwise exploit any Business IP or of Buyer or its Affiliates to use, license or otherwise exploit any Intellectual Property owned by or licensed to Buyer or its Affiliates, (ii) the release, disclosure, or delivery of any Business IP, or (iii) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Business IP or, or any Intellectual Property owned by or licensed to Buyer or its Affiliates.

(f)    Each Seller, as applicable, has at all times taken commercially reasonable steps to maintain the confidentiality of all Trade Secrets included within the Business IP and to protect the Trade Secrets of others provided to them in connection with the Business under obligations of confidentiality or non-disclosure. No Seller has disclosed any Trade Secret relating to the Business to any Person except pursuant to a valid confidentiality or non-disclosure agreement obligating any such Person not to disclose any such Trade Secret.

(g)    All information systems used by the Dealership Companies are sufficient for the conduct of its Business as currently conducted and as presently proposed to be conducted. The Dealership Companies use commercially reasonable means to protect the security and integrity of all information systems used by the Dealership Companies. The Dealership Companies have obtained and possess valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that they own or lease or that they have otherwise provided to their employees for their use in connection with the Business.

(h)    All current and former managers, members, officers, employees, consultants, contractors and agents of each Dealership Company, and any other Person who participated in the creation or contributed to the conception or development of Purchased IP, have assigned to appropriate a Seller, all of such Person’s right, title and interest in and to such Intellectual Property. No Person other than Sellers owns or claims any rights in (nor has any of them made application for) any Purchased IP.

(i)    Except as set forth on Schedule 7.14(i), to Sellers’ Knowledge, no Person has gained unauthorized access to, acquired, or engaged in unauthorized Processing of (i) any Personal Information or Company Data held by the Dealership Companies, or (ii) any databases, computers, servers, storage media (e.g., backup tapes), network devices, or other devices or systems that processes Personal Information or Company Data related to the Business and owned or maintained by the Dealership Companies, their subcontractors or vendors, or any other Persons on their behalf (a “Security Breach”) and the Sellers have no reason to reasonably suspect a Security Breach has occurred. The Sellers have during the past three (3) years used commercially reasonable controls, technologies, processes, and practices to detect, identify and remediate Security Breaches.

(j)    The Dealership Companies materially follow their posted Privacy Policies regarding the Processing of Personal Information in connection with the operation of the Business. The Dealership Companies have at all times made all required disclosures to, and obtained any required consents from, users, customers, employees, contractors, Governmental Authorities and other applicable Persons as required by applicable Privacy Laws.

(k)    The Dealership Companies have at all times maintained in place in connection with the Business commercially reasonable security measures, controls, technologies, polices and safeguards sufficient to comply with applicable Privacy Laws and Contracts and requires the same of all vendors that Process Personal Information and Company Data on its behalf. The Dealership Companies (including its subcontractors) maintain disaster recovery and business continuity plans, procedures and facilities in connection with the Business that are commercially reasonable.

(l)    Except as set forth on Schedule 7.14(l), neither the Sellers nor the Dealership Companies have received any communications from or, to Sellers’ Knowledge, been the subject of any investigation by, the Federal Trade Commission, a data protection authority, or any other Governmental Authority regarding its acquisition, use, disclosure or other processing of any Personal Information in connection with the Business.

(m)    The Dealership Companies are in compliance with all applicable requirements contained in the Payment Card Industry Data Security Standards, their data privacy policies and terms of use relating to “cardholder data” (as such term is defined in the Payment Card Industry Data Security Standards) with respect to all (if any) such cardholder data that it has (or still may) Processed, stored or transmitted. The Dealership Companies have engaged in the appropriate Payment Card Industry Data Security Standards audit activities. No Seller or Dealership Company has received notice that it is in non-compliance with any Payment Card Industry Data Security Standards.

Section 7.15    Contracts, etc..

(a)    Except as set forth in Schedule 7.15(a) none of the Third Party Leases, Leases to Third Parties or Contracts set forth on Schedule 2.01(a)(ii) is of the following types:

(i)    other than the Third Party Leases, Related Party Leases, and Leases to Third Parties, is a lease or sublease of real property, or any Contract relating to the purchase or sale of any real property;

(ii)    is a lease or sublease of personal property (including any equipment, furniture, fixtures or other items of personal property) that provides for future payments by a Seller of more than $25,000 per annum;

(iii)    except for the agreements between, respectively, each Seller and the applicable Manufacturer, is a Contract granting any Person a right of first refusal, right of first offer or similar right with respect to any of the Operating Assets;

(iv)    is a Contract which contains an agreement by any Seller party thereto not to compete with the counterparty thereto;

(v)    is a joint venture arrangement;

(vi)    is a Contract requiring a Seller to deal exclusively with any Person;

(vii)    is a Contract between any Seller and any Affiliate of Seller, other than the Related Party Leases; or

(viii)    is a Contract that is not covered by the other clauses of this Section 7.15(a) that (A) is material to the operation of the Business or the absence of which would have a material impact on the operation of the Business, or (B) is not terminable on not more than 90 days’ notice and without payment of any penalty by, or other material consequence to, a Seller.

(b)    Each Seller and, to the Knowledge of Sellers, each other party thereto, has materially performed the obligations required to be performed by it to date and is not in default or alleged to be in default in any material respect under any and all Contracts which are set forth on Schedule 2.01(a)(ii), and, to the Knowledge of Sellers, there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default, except as set forth on Schedule 7.15(b). A copy of each Contract set forth on Schedule 2.01(a)(ii) (other than those Contracts that are terminable by a Dealership Company with no more than 30 days’ notice for any reason without fee, penalty or other liability) have been or will be furnished to the Buyer and represents the true and complete copy of each such document it purports to represent and reflects all amendments, supplements and other modifications thereto made through the Signing Date. To the Knowledge of Sellers’, the Contracts set forth on Schedule 2.01(a)(ii) are valid, in full force and effect and each is enforceable against the other parties thereon in accordance with their respective terms.

(c)    As of fifteen (15) Business Days prior to Closing, Schedule 5.01(b) sets forth an accurate list of all Work-in-Process, Due Bills and Assumed Purchase Orders.

Section 7.16    Taxes.

(a)    Except as set forth on Schedule 7.16(a), (i) all income and other material Returns required to be filed with respect to a Company or relating to the Business, the Real Estate Properties or the Operating Assets, on or prior to the Closing Date, have (or by the Closing Date will have) been filed, (ii) all such Returns are true and correct in all material respects, (iii) all Taxes (whether or not reflected on such Returns) with respect to a Company relating to the Business, the Real Estate Properties or the Operating Assets that are due have been paid, and (iv) each Company has duly and timely withheld all Taxes required to be withheld by such Company, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

(b)    Except as set forth on Schedule 7.16(b), (i) no agreement or other document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes with respect to a Company, the Business, the Real Estate Properties or the Operating Assets, which such extension is in effect as of the Closing Date, has been filed or entered into with any Governmental Authority and (ii) the time for filing any Return with respect to such Company, the Business, the Real Estate Properties or the Operating Assets has not been extended to a date later than the Closing Date (other than pursuant to an extension of time to file Tax Returns obtained in the ordinary course and consistent with past practice).

(c)    Except as set forth on Schedule 7.16(c), no Taxes with respect to the Business, the Real Estate Properties or the Operating Assets are currently under audit by any Governmental Authority. Except as set forth on Schedule 7.16(c), no Governmental Authority is now asserting or threatening in writing to assert against a Company with respect to the Business, the Real Estate Properties or the Operating Assets any deficiency or claim for Taxes or any adjustment to Taxes.

(d)    No Company is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement (except in each case, an agreement or arrangement entered into in the ordinary course of business and not primarily related to Taxes).

(e)    Except as described on Schedule 7.16(e), each Company is, and has been at all times for the past five (5) years and will be through the Closing, a valid S corporation within the meaning of Code Section 1362(a) and for state income tax purposes (except in those state that do not recognize S corporation status).

Section 7.17    Fixed Assets and Inventories. Except as set forth on Schedule 7.17, the Fixed Assets and inventories of the Dealership Companies are, and will be on the Closing Date, in good working order and operating condition, ordinary wear and tear excepted. Any material damage to a Dealership Company’s inventory, even if repaired, will be set forth on Schedule 7.17 attached hereto at the Closing; provided, however, that any damaged inventory not acquired by Buyer does not need to be included. The odometer on each of the automobiles included in a Dealership Company’s inventory on the Closing Date will represent the actual mileage that such automobile has been driven unless otherwise disclosed on the odometer disclosure statement accompanying such automobile.

Section 7.18    Insurance. The Sellers have delivered to the Buyer complete and correct copies of all insurance policies maintained (at present or any time during the past three (3) years) by or on behalf of a Company or relating to the Business, the Operating Assets or the Real Estate Properties, together with all riders and amendments thereto and a description of all insurance claims made by a Company during the four (4) years preceding the Signing Date. All policies of insurance to which a Company is a party, or an insured or a beneficiary, (a) are valid, outstanding, enforceable and in full force and effect; (b) provide adequate insurance coverage for the Operating Assets, the Real Estate Properties and the Business as currently conducted; and (c) are sufficient for compliance with Applicable Laws and the Contracts. All premiums due under a Company’s insurance policies have been timely paid in full, and each Company has complied in all material respects with the terms and provisions of such policies applicable to it. No notice of termination or, except in the ordinary course of business, premium increase has been received under any of the policies. No Company is subject to any self-insurance arrangement.

Section 7.19    Absence of Certain Business Practices. None of the Sellers, nor to Sellers’ Knowledge, no officer, employee or agent of any of the Sellers, has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder a Company or the Business (or assist any of the Sellers in connection with any actual proposed transaction relating to the Business) (a) which subjected or might reasonably be expected to subject any of the Sellers to any damage or penalty in any Proceeding, (b) which if not given in the past, might have had an adverse effect (financial or otherwise) upon the Business, the Real Estate Properties or the Operating Assets, (c) which if not continued in the future would have an adverse effect (financial or otherwise) upon the Business, the Real Estate Properties or the Operating Assets or might reasonably be expected to subject any of the Sellers to suit or penalty in any Proceeding, (d) for any of the purposes described in Section 162(c) of the Code or (e) for the purpose of establishing or maintaining any concealed fund or concealed bank account. Except as set forth on Schedule 7.19, a Company has not conducted transactions as part of the Business pursuant to which it has recourse obligations (limited or otherwise) with respect to consumer financing. Schedule 7.19 lists the discount, incentive or rewards programs provided by the Business, whether or not any Dealership Company will fully perform thereunder prior to Closing.

Section 7.20    Compliance with Laws. Except as set forth on Schedule 7.20, for the past three (3) years, the Sellers have materially complied, and are currently in material compliance with all Applicable Law (including Environmental Law) applicable to the Business (as conducted currently and in the past), the Operating Assets and the Real Estate Properties, and no Seller has received any written notice alleging any failure to comply, and, to the Knowledge of Sellers, no event has occurred or circumstance exists that would reasonably likely (with or without notice or lapse of time) (a) constitute or result in a violation by a Seller of, or a failure on the part of a Seller to comply with, any Applicable Law or (b) give rise to any obligation on the part of a Seller to undertake, or to bear all or any portion of the costs of, any remedial action.

Section 7.21    Affiliate Transactions. Except as set forth on Schedule 7.21 and the Related Party Leases, no Seller has conducted business, or otherwise entered into a transaction in connection with the Business, with any of its Affiliates, any officer, director, equity holder or employee of a Company or any Affiliate thereof, or any relative of either Principal 1 or Principal 2, in which any of the foregoing has a significant economic interest or which is a Contract set forth on Schedule 2.01(a)(ii). Each Contract or transaction set forth on Schedule 7.21, has been conducted on terms and conditions that are comparable to those that would be obtained in arm’s length dealings with unrelated third parties.

Section 7.22    Product Liabilities and Warranties. Except as set forth on Schedule 7.22, no Seller has incurred any material Liability as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) with respect to any product designed, manufactured, sold, leased, licensed or delivered, or any service provided by a Company, whether such Liability is incurred by reason of any express or implied warranty (including any warranty of merchantability or fitness), doctrine of common law (tort, contract or other), Applicable Law or otherwise. No event has occurred or circumstance exists that (with or without notice or lapse of time) could result in any such Liability. No Seller has given to any Person any product or service guaranty or warranty, right of return or other indemnity relating to the products manufactured, sold, leased, licensed or delivered, or services performed, by a Company.

Section 7.23    Title to and Sufficiency of the Operating Assets. The Dealership Companies possesses, or will possess as of the Closing Date, good and marketable title to the Operating Assets, which will be at the time of Closing free and clear of all Liens. The Operating Assets and the Dealership Properties, along with the real estate subject to the Third Party Leases and Leases to Third Parties, constitute: (a) all of the assets, tangible and intangible, real or personal, of any nature whatsoever, necessary for the operation of the Business in the manner presently operated by the Sellers, (b) all the assets required by the Manufacturers to operate the Dealerships and (c) all of the assets used by the Sellers in connection with the Business other than the Excluded Assets.

Section 7.24    No Brokers or Finders. Except for the engagement of Kerrigan Advisors II, Inc., none of the Sellers have incurred (nor will incur) any Liability to any broker, finder or agent for any fees, commissions or similar compensation with respect to the Contemplated Transactions. The Buyer will have no obligation or Liability to Kerrigan Advisors, Inc. with respect to the Contemplated Transactions and any fees, commission or compensation that such Person may be entitled.

Section 7.25    Construction Documents. Each Construction Document (i) is a legal, valid and binding obligation of the Seller(s), and (ii) is in full force and effect in accordance with its terms. Seller has not received written notice of any uncured default under any Construction Document by the Seller(s) or any other party thereto beyond applicable notice and cure. With regard to the assignment to Buyer of each Construction Document, except for the consent of the applicable contractor as identified on Schedule 7.25(a), the assignment of the Construction Documents does not require any consent or approval from the counterparty thereto or any other party. Seller has provided true and correct copies of all Construction Documents, and any amendments or assignments thereto, which Construction Documents are identified on Schedule 7.25(b).

Section 7.26    Timing of Representations and Warranties. The representations, warranties and agreements of the Sellers set forth in this Agreement and the Purchase Documents are made as of the Signing Date and shall be true, correct, complete and accurate on and as of the Closing Date.

Section 7.27    No Other Representations and Warranties. Except for the representations and warranties contained in this Article VII (including the related portions of the Disclosure Schedules), no Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Sellers, including any representation or warranty as to the accuracy or completeness of any information regarding the Dealerships and the Operating Assets furnished or made available to Buyer and its Representatives (including any information, documents or material delivered to Buyer or made available to Buyer in any data room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Dealerships, or any representation or warranty arising from statute or otherwise in law.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Sellers that:

Section 8.01    Organization and Good Standing. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority to own its properties and to carry on its business as presently conducted.

Section 8.02    Due Authorization. Buyer has obtained the approval (and provided evidence of same to the Sellers) of Buyer’s and its Affiliates’ board of directors (or equivalent) prior to the Signing Date. The execution, delivery and performance of this Agreement and the Purchase Documents, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary actions of the Buyer. This Agreement and the Purchase Documents have been duly executed by the Buyer and are legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, or (b) by general equitable principles.

Section 8.03    No Brokers or Finders. The Buyer has not incurred and will not incur any Liability to any broker, finder or agent for any fees, commissions or similar compensation with respect to the Contemplated Transactions.

Section 8.04    No Conflict. The execution, delivery and performance of this Agreement and the Purchase Documents by the Buyer and the consummation of the Contemplated Transactions do not and will not (with or without notice or lapse of time) conflict with, violate, result in the termination of, or constitute a default under, or give to any other Person any right of termination, payment, acceleration, vesting, cancellation or modification of or under, or accelerate the performance required by or maturity of, (a) any Applicable Law (except for filings and approvals under the HSR Act), (b) the organizational documents of the Buyer, or (c) any Contracts to which it is a party.

Section 8.05    Timing of Representations and Warranties. The representations, warranties and agreements of the Buyer set forth in this Agreement and the Purchase Documents are made as of the Signing Date and shall be true, correct, complete and accurate on and as of the Closing Date (except to the extent such representations or warranties are expressly made as of another date, in which case as of such other date as if made on such other date).

Section 8.06    Manufacturer Consent. As of the Signing Date, except as set forth on Schedule 8.06, the Buyer has no reason to believe that it will not receive Consent from any of the Manufacturers.

Section 8.07    Financial Capacity. Buyer has, and shall have at the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to make payment of all amounts to be paid by it hereunder on and after the Closing Date.

Section 8.08    Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business, the Operating Assets and the Real Estate Properties, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Sellers for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Sellers set forth in Article VII of this Agreement (including related portions of the Schedules); and (b) neither the

Sellers nor any other person has made any representation or warranty as to the Sellers, the Business, the Operating Assets, the Real Estate Properties or this Agreement, except as expressly set forth in Article VII of this Agreement (including the related portions of the Schedules). Notwithstanding the above, nothing in this Section 8.07 will limit or otherwise affect any of the parties’ obligations with respect to covenants contained in the Agreement.

ARTICLE IX

BUYER’S CONDITIONS PRECEDENT

The obligations of the Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which the Buyer may waive in writing.

Section 9.01    Representations, Warranties and Performance. Other than the Fundamental Representations, the representations and warranties of the Sellers shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality, Material Adverse Change or other similar qualifier) or in all material respects (in the case of any representation or warranty not qualified by materiality, Material Adverse Change or other similar qualifier) on and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations or warranties are expressly made as of another date, in which case as of such other date as if made on such other date). The Fundamental Representations shall be true and correct in all respects on and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations or warranties are expressly made as of another date, in which case as of such other date as if made on such other date). The Sellers shall have materially performed and complied with all of their covenants and agreements which are required to be performed or complied with on or prior to the Closing Date.

Section 9.02    Due Diligence. All Material Title/Survey Objections and Mandatory Title Cure Matters shall have been resolved.

Section 9.03    Proceedings; Approvals.

(a)    There shall be no Proceedings or Orders pending or, to Sellers’ Knowledge, threatened that affect the rights of the Buyer to own the Operating Assets and the Real Estate Properties or operate the Business, or otherwise have a material adverse effect on the Contemplated Transactions.

(b)    The Buyer shall have obtained the Consent, in a form and of a content reasonably satisfactory to the Buyer, of the Manufacturers to enter into a dealer agreement for all of the Dealerships with the Buyer, except for the Dealerships listed on Schedule 9.03, which Consent does not impose upon the Buyer or any Affiliate commitments that (i) require the relocation of any Dealership or (ii) exceed $20,000,000 in the aggregate, including any changes, upgrades, expansions or similar items to any Dealership or any Dealership’s facilities. All other Consents required to be obtained to consummate the Contemplated Transactions shall have been received by the Buyer, each in a form and of a content satisfactory to the Buyer in its reasonable discretion. With respect to the TMNA (as defined in Section 15.10) approval, the Sellers acknowledge the Buyer’s disclosure of, and the Sellers’ receipt of, such Manufacturer related matters set forth on Exhibit B attached hereto.

(c)    All applicable time periods under the HSR Act shall have expired or terminated and no Proceeding relating to the HSR Act shall have been instituted and remain pending before any Governmental Authority to restrain, enjoin, prohibit, prevent or otherwise challenge the Contemplated Transactions.

Section 9.04    No Material Adverse Change. Between the Signing Date and the Closing Date there shall not have been a Material Adverse Change.

Section 9.05    Voluntary Relinquishment of License. The Dealership Companies, if requested by the Buyer, shall have voluntarily relinquished (or made arrangements to relinquish) its motor vehicle dealer license from the appropriate Governmental Authority as to the Business when and as required by the Commonwealth of Virginia, the State of Maryland or the State of Delaware, as applicable, on terms and conditions satisfactory to the Buyer in its reasonable discretion.

Section 9.06    Governmental Approval. The Buyer shall have received all Permits, and other authorizations, consents or approvals of all Governmental Authorities, in connection with Contemplated Transactions necessary or appropriate for the Buyer to consummate the same, including, without limitation all dealer licenses required by the applicable Governmental Authorities.

Section 9.07    New and Used Vehicle Titles. MSOs for each New Vehicle shall be duly endorsed by the respective Dealership Company and delivered to the Buyer. Any MSOs not in possession relating to vehicles-in-transit or recently received vehicles, will upon receipt be promptly assigned over to the Buyer. The Dealership Companies shall duly assign and deliver to the Buyer titles to each Other Vehicle.

Section 9.08    Third Party Leases. For each Third Party Lease, Sellers shall obtain, (A) a consent, if required by the applicable Third Party Lease, from the landlord thereunder and any landlord under a master lease to the Third Party Lease, if applicable (the applicable Third Party Leases requiring consent are identified on Schedule 7.11(g-2)), in form and substance reasonably satisfactory to the Buyer, to the assignment of applicable Seller’s leasehold interest in such Third Party Lease to the Buyer, and (B) if consent is required by the applicable Third Party Lease, confirmation from the landlord that any option to purchase or right of first refusal in the Third Party Lease is valid and assigned to the Buyer. For each Material Leased Property, Sellers shall use commercially reasonable efforts to obtain (A) an estoppel certificate from the landlord thereunder and any landlord under a master lease to the Third Party Lease, if applicable, in form and substance reasonably satisfactory to the Buyer, which estoppel certificate shall confirm the term, any renewals, rent, security deposit, options to purchase or rights of first refusal, and that there is no event of default thereunder beyond applicable notice and cure periods, and such estoppel certificate shall certify to the Buyer that a true and correct copy of the Third Party Lease is affixed thereto, and (B) if applicable, a subordination, non-disturbance and attornment agreement from the holder of any lien affecting the fee simple title described in the Third Party Lease, all in form and substance acceptable to Buyer.

Section 9.09    Closing Consents. Sellers shall have received and delivered to the Buyer each of the Consents set forth on Schedule 9.09, in each case, in form and substance acceptable to Buyer in its sole discretion (the “Closing Consents”).

Section 9.10    Closing Deliverables. Sellers shall have delivered all agreements and other instruments required to be delivered by Sellers under Section 6.02.

Section 9.11    Construction Documents. Sellers have obtained with regard to each Construction Document: any necessary approval for the assignment of Construction Documents. Sellers have obtained from the general contractor for the Project Improvement Work for Koons Lexus of Wilmington: (A) an estoppel certificate from the general contractor or applicable party thereunder, confirming all amounts paid or to be paid under each Construction Document, and that there is no event of default thereunder beyond applicable notice and cure periods, and (B) all necessary and required lien releases for all work performed through the end of the calendar month preceding the calendar month in which Closing occurs, all in a form and substance reasonably satisfactory to the Buyer and Title Company; provided, however, in the event the applicable Seller is unable to obtain and deliver to the Buyer at Closing any estoppel certificate under subsection (B) and further provided that Sellers have used commercially reasonable efforts to obtain such estoppel certificate, Sellers shall have the right to deliver to the Buyer a Seller estoppel certificate in the same form as and in lieu of such estoppel certificate.

Section 9.12    Leases to Third Parties. Sellers have used commercially reasonable efforts to obtain with regard to each Lease to Third Parties: (A) an estoppel certified from the tenant, subtenant, or other third party thereunder in form and substance reasonably satisfactory to the Buyer, which estoppel certificate shall confirm the term, any renewals, rent, security deposit, payment obligations, and that there is no event of default thereunder beyond applicable notice and cure periods, and such estoppel certificate shall certify to the Buyer that a true and correct copy of the Lease to Third Parties is affixed thereto, and (B) if applicable, written consent from the tenant or other party to the assignment, all in a form and substance reasonably acceptable to the Buyer.

ARTICLE X

SELLERS’ CONDITIONS PRECEDENT

The obligations of the Sellers under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which the Sellers may waive in writing.

Section 10.01    Representations, Warranties and Performance. The representations and warranties of the Buyer shall be true and correct in all respects (in the case of any representation or warranty materiality, Material Adverse Change or other similar qualifier) or in all material respects (in the case of any representation or warranty not qualified by materiality, Material Adverse Change or other similar qualifier) on and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations or warranties are expressly made as of another date, in which case as of such other date as if made on such other date). The Buyer shall have performed and complied with all of its covenants and agreements which are required to be performed or complied with on or prior to the Closing Date.

Section 10.02    Payment. Buyer shall have paid (i) the Estimated Operations Purchase Price Closing Payment and (ii) the Estimated Real Estate Purchase Price to the respective Seller via wire transfer. Buyer shall have deposited the Indemnity Escrow Amount with the Escrow Agent.

Section 10.03    Closing Deliverables. Buyer shall have delivered all agreements and other instruments required to be delivered by Buyer under Section 6.03.

ARTICLE XI

FURTHER COVENANTS

Section 11.01    Information Prior to Closing; Assistance with Financial Statements.

(a)    From the Signing Date to the Closing Date, the Sellers will provide the Buyer and its Representatives reasonable access to, and permit such Persons to review, the Operating Assets, the Real Estate Properties, and shall provide such other information to the Buyer and its Representatives as shall have been reasonably requested by them. The Dealership Companies shall also make the Management Company’s senior management and general managers at each Dealership available to the Buyer and its Representatives for discussions. Buyer will have access to the Real Estate Properties and personnel records of the Dealership Companies for the purpose of preparing for and conducting employment interviews with the Employees; provided, that Buyer provides notice to the Employees that their records are being transferred to Buyer. The Sellers shall provide the Buyer with copies of all monthly financial statements and other periodic reports provided to the Manufacturers at the same time that such statements and reports are provided to the Manufacturers. The Sellers shall notify the Buyer within ten Business Days in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Article IX to be satisfied.

(b)    The Buyer may be required to file certain historical financial statements of the Business, including the following financial statements of the Business in accordance with the requirements of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”) with respect to the Contemplated Transactions (the “Required Financial Statements”): (a) the audited balance sheet and audited statement of income, stockholders’ equity, and cash flows for the most recently completed fiscal year that has ended more than 60 days prior to the Closing Date; and (b) the unaudited balance sheets and the related unaudited statements of income, stockholders’ equity and cash flows for the interim period from the date of the most recent such audited balance sheet through the end of the most recent quarterly period that has ended more than 40 days prior to the Closing Date (and in any event including such unaudited balance sheets and related unaudited statements of income, stockholders’ equity and cash flows of the Business for the quarterly period of the prior fiscal year). The Sellers shall deliver, or shall cause its Representatives to deliver, as promptly as practicable following reasonable requests from the Buyer or its Representatives, any and all financial data, work papers, ledgers and other relevant information regarding the Business, if the Sellers still have access to the aforementioned items and have not previously provided the items as part of the acquired Operating Assets, necessary to permit the Buyer and its Representatives to prepare the Required Financial Statements and any pro forma financial statements required under Regulation S-X under the Securities Act of 1934, as amended. In addition, the Sellers shall, and shall cause its Representatives, employees, former employees and consultants to cooperate with Buyer and its auditor in the preparation of the Required Financial Statements and with regards to responding to any comments from the SEC concerning such Required Financial Statements or pro forma financial statements.

Section 11.02    Operation of Business. The Sellers shall continue to operate the Business in the ordinary course consistent with past practices. Except as set forth on Schedule 11.02, the Sellers shall: (a) not take or permit any action or omit to take any action which would cause any of the representations and warranties of the Sellers to become untrue; (b) not enter into any contract, agreement, or other arrangement (including inventory orders, dealer trades and other transactions affecting inventory level and mix) with any Person, other than Contracts in the ordinary course of business, and consistent with past practices and industry standards, and not renew, amend, modify or terminate any of the Assumed Contracts, in each case, without prior consent of the Buyer; (c) maintain in full force and effect all insurance policies currently maintained by each Company; (d) keep the Operating Assets and Improvements in good operating condition and perform all necessary repairs and maintenance thereto; (e) not undertake any dealer trades with others or its Affiliates (directly or indirectly) that are not on commercially reasonable terms and conditions; (f) not take or omit to take any action that would interfere with the Buyer’s employment of any Employee; (g) not conduct a “going out of business,” “clearance sale,” “liquidation sale” or similar sale; and (h) not sell, lease, license, assign, abandon, permit to lapse, transfer, exchange, swap, encumber (including by the granting of any covenants) or otherwise dispose of, or subject to any Lien, any Purchased IP. The Sellers agree to promptly inform the Buyer of the occurrence of any of the items set forth in this Section 11.02.

Section 11.03    Expenses. Except as set forth in this Section 11.03, Section 6.04, Section 11.15(b) and subject to Section 14.02, each party shall be responsible for and shall pay all of its respective expenses arising in connection with the negotiation and consummation of the Contemplated Transactions. This Section 11.03 will survive the Closing or termination of this Agreement.

Section 11.04    Further Actions; Antitrust Approvals; Termination of Employees; Assurances; WARN.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, except as otherwise expressly provided herein, each of the Parties agrees to use commercially reasonably efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper and advisable to consummate and make effective, as promptly as practicable, the Contemplated Transactions (including, the satisfaction, but not waiver, of the Closing conditions set forth in ARTICLE IX and ARTICLE X). Each of the Buyer and Sellers shall use commercially reasonable best efforts to obtain Consents of all Governmental Authorities necessary to consummate the Contemplated Transactions.

(b)    In connection with, and without limiting anything contained in Section 11.04(a) to the contrary, the parties each shall (i) file as promptly as practicable (and in any event within ten Business Days of the execution of this Agreement) with the Federal Trade Commission (“FTC”) and the United States Department of Justice Antitrust Division (“Antitrust Division”) the notification and report form required under the HSR Act (the “HSR Filings”) with respect to the Contemplated Transactions and (ii) make, as promptly as practicable, all notifications and other filings required under any other applicable Antitrust Laws (such filings together with the HSR Filings, the “Antitrust Filings”). The Antitrust Filings shall be in substantial compliance with the requirements of Applicable Law.

(c)    The Sellers and the Buyer shall promptly inform the other party upon receipt of any communication from the FTC, the Antitrust Division or any other Governmental Authority regarding the Contemplated Transactions. If any Seller or the Buyer (or any of their respective Affiliates or Representatives) receives a request for additional information or documentary material from any such Governmental Authority that is related to the Contemplated Transactions, then such Person will use commercially reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. The Sellers and the Buyer agree not to participate, or to permit their Affiliates or Representatives to participate, in any substantive meeting or discussion with any Governmental Authority in connection with the Contemplated Transactions (including in connection with the Antitrust Filings) unless such Person first consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate duly represented by its external counsel. The Sellers and the Buyer shall not, without the consent of the other party, enter into any understandings, undertakings or agreements (oral or written) which the Sellers or Buyer, as the case may be, proposes to make or enter into with the FTC, the Antitrust Division, or any other Governmental Authority in connection with the Contemplated Transactions (including in connection with the Antitrust Filings). In furtherance and not in limitation of the foregoing, each of the Sellers and the Buyer will, unless otherwise agreed in writing, use commercially reasonable best efforts to resolve any objections that may be asserted with respect to the Contemplated Transactions under any Antitrust Law.

(d)    Notwithstanding anything in this Agreement to the contrary, with respect to the matters covered in this Section 11.04, it is agreed that the Buyer shall have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust or competition clearances; provided, however, that the Buyer shall consult in advance with Sellers’ Representative and in good faith take the Sellers’ Representative’s views into account regarding the overall strategic direction of obtaining antitrust or competition clearance and consult with the Sellers’ Representative prior to taking any material substantive position in any written submission or, to the extent practicable, discussions with any Governmental Authority.

(e)    Notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to propose, negotiate, offer to commit or effect (or commit or effect), by consent decree, hold separate order or otherwise, the sale, divestiture, assignment or disposition of any assets or businesses, whether of Buyer and its Affiliates, or of the Sellers, or otherwise offer to take or commit to take any action which it is lawfully capable of taking, in each case, as may be required in order to obtain the requisite Consent of any Governmental Authority or to avoid the commencement of any Proceeding by any Governmental Authority to prohibit the Contemplated Transactions, in each case, on the basis of the Antitrust Laws, or if already commenced, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining Order or other Order issued or imposed on the basis of the Antitrust Laws so as to enable the Closing to occur by or before the date that is 160 days after the Signing Date. The parties shall not, and shall not permit any of their respective Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise make any investment in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation or investment would reasonably be expected to (i) impose any delay in obtaining, or increase the risk of not obtaining, any Consent or Order of any Governmental Authority necessary to consummate the Contemplated Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the Contemplated Transactions, or (iii) materially delay the consummation of the Contemplated Transactions.

(f)    Neither Buyer nor any Seller shall extend any waiting period under any applicable Antitrust Laws or enter into any agreement with any Governmental Authority not to consummate the Contemplated Transactions, except with the prior written Consent of the other party (which shall not be unreasonably withheld, conditioned or delayed).

(g)    The Buyer shall timely notify Seller of each Employee whom Buyer engages or employs and the effective date of such engagement of hiring and the Sellers shall take all action required by Applicable Law to, and shall, terminate the employment of the Transferred Employees (as defined below) as of the day prior to the first day of engagement or employment with Buyer, as applicable, but not sooner than, the close of business on the Closing Date. The Sellers shall fully pay and satisfy all outstanding Liabilities of the Dealership Companies for wages and other compensation with respect to all Employees, including any accrued vacation and sick leave earned and payable by the Dealership Companies to the Employees for periods on or prior to such termination.

(h)    At all times before the Closing Date, the Sellers shall be solely responsible for complying with all applicable requirements of the COBRA continuation coverage requirements of Section 4980B of the Code (as well as any applicable state equivalent), including all applicable employee notice requirements, with respect to all employees and their beneficiaries who lose health benefits coverage through the day prior to the Closing and Buyer shall be solely responsible for complying with all applicable requirements of the COBRA continuation coverage requirements of Section 4980B of the Code (as well as any applicable state equivalent), including all applicable employee notice requirements, with respect to all employees and their beneficiaries who lose health benefits coverage on the Closing and later as a result of the Contemplated Transactions or who is an “M&A Qualified Beneficiary” (as defined under COBRA and any similar person as defined under state continuation law), including all Transferred Employees. The Sellers shall not be subject to or suffer any Damage or Liability directly or indirectly resulting from any failure of the Buyer (or any entity controlled by the Buyer to comply with all applicable requirements of the Code, ERISA (including COBRA or state equivalent)).

(i)    Buyer agrees that it will offer employment, with such employment to be effective as of the Closing Date, to such a number of the Employees as is required such that no notice is required under the WARN Act; provided, however, that Sellers covenant and agree to not cause there to be an “employment loss” of any of the Employees in the 90 days prior to the Closing except for terminations due to performance or cause or as set forth on Schedule 11.04(i).

(j)    Coverage for all Employees who are engaged or hired by Buyer or its Affiliates effective as of the Closing Date (the “Transferred Employees”) and their respective dependents under the Benefit Plans that are welfare benefit plans within the meaning of Section 3(1) of ERISA (the “Sellers’ Welfare Plans”) shall cease to be effective as of the Closing Date, or if the Closing Date occurs in December, effective as of December 31, 2023 to the extent permitted under the terms of the Sellers’ Welfare Plans. The plans sponsored by the Buyer or its Affiliates that are welfare benefit plans within the meaning of Section 3(1) of ERISA (the “Buyer’s Welfare Plans”) shall provide coverage and benefits for all Transferred Employees and their respective eligible spouses and dependents effective as of the Closing Date, or if the Closing Date occurs in December, effective as of January 1, 2024 provided that coverage under the applicable Sellers’ Welfare Plan ceases on December 31, 2023. The Buyer and its Affiliates and the Buyer’s Welfare Plans shall be liable for all claims of any eligible Transferred Employees and their respective eligible spouses and dependents on or after the Closing Date, or if the Closing Date occurs in December, on or after January 1, 2024 provided that coverage under the applicable Sellers’ Welfare Plan ceases on December 31, 2023, submitted pursuant to the terms of the Buyer’s Welfare Plans, to the extent such claims are incurred on or after the Closing Date, or if the Closing Date occurs in December, on or after January 1, 2024 provided that coverage under the applicable Sellers’ Welfare Plans ceases on December 31, 2023, and are otherwise eligible for coverage under the terms of the Buyer’s Welfare Plans. The Seller shall retain responsibility and liability for all claims of the Transferred Employees incurred before the Closing Date that are otherwise eligible for coverage or covered under the terms of the Sellers’ Welfare Plans. For purposes of this Section 11.04(j), a claim shall be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident and disability programs) or on the date that the service was rendered or the supply was purchased (for purposes of health care programs). If the Closing Date occurs in December, Buyer shall reimburse the Sellers for the premium costs associated with the Sellers’ Welfare Plans attributable to coverage provided to Transferred Employees after the Closing Date through December 31, 2023.

(k)    As soon as administratively practicable after the Closing, Sellers shall take all actions necessary to permit Transferred Employees to elect direct rollovers (described in Section 402(c) of the Code) of the Transferred Employees’ account balances (including any outstanding loans) under the Benefit Plans that are defined contribution plans qualified under Section 401(a) of the Code to a defined contribution plan or plans sponsored by the Buyer or its Affiliates and qualified under Section 401(a) of the Code.

(l)    The Buyer shall permit the elections made by Transferred Employees for the plan year that contains the Closing Date under the applicable Benefit Plans that include medical flexible benefits programs (the “Sellers’ Flexible Account Plan”) to continue under the flexible benefits program maintained by the Buyer for the benefit of the Transferred Employees (the “Buyer’s Flexible Account Plan”), which plan(s) shall be substantially comparable to the Sellers’ Flexible Account Plan. After the Closing Date, the Buyer shall be liable for reimbursement of all reimbursable medical claims incurred by the Transferred Employees in the year in which the Closing occurs, to the extent that such claims are unpaid as of the Closing Date. Effective as of the Closing, the Sellers shall transfer to the Buyer’s Flexible Account Plan all obligations and liabilities of the Sellers’ Flexible Account Plan attributable to the Transferred Employees and their dependents and beneficiaries determined immediately prior to the Closing, and the Buyer’s Flexible Account Plan shall credit each such Transferred Employee’s flexible spending account with the balance for such Transferred Employee’s account under the Sellers’ Flexible Account Plan as of immediately prior to the Closing. Each Transferred Employee eligible to participate in the Buyer’s Flexible Account Plan shall continue his or her election in effect under the Sellers’ Flexible Account Plan for the remainder of the calendar year in which the Closing occurs, and the Buyer’s Flexible Account Plan shall honor any claims incurred by a Transferred Employee during the calendar year that would otherwise be an eligible expense under the Sellers’ Flexible Account Plan, whether or not such expense was incurred before, on or after the Closing Date. As soon as practicable after the Closing, the Sellers shall transfer to Buyer in cash an amount (if greater than US $0) equal to the total amount that Transferred Employees have contributed to the Sellers’ Flexible Account Plan through the Closing Date for the calendar year that includes the Closing less all amounts that have been paid from the Sellers’ Flexible Account Plan through the Closing Date for medical expense and dependent care claims incurred by the Transferred Employees in the calendar year that includes the Closing (such difference, the “Flex Plan Amount”). If the Flex Plan Amount is less than US $0, as soon as practicable after the Closing, the Buyer shall transfer to the Seller in cash an amount equal to all amounts that have been paid from the Sellers’ Flexible Account Plan through the Closing Date for medical expense and dependent care claims incurred by the Transferred Employees in the calendar year that includes the Closing less the total amount that Transferred Employees have contributed to the Sellers’ Flexible Account Plan through the Closing Date for the calendar year that includes the Closing. The Sellers shall provide the Buyer with all information reasonably requested by the Buyer prior to the Closing Date in order for the Buyer and the Buyer’s Flexible Account Plan to satisfy the obligations set forth in this Section 11.04(l). The Sellers shall be responsible for any and all reimbursements under its dependent care flexible benefits program for the plan year in which the Closing Date occurs.

(m)    Except as expressly provided herein, nothing contained in this Section 11.04 shall (i) confer any rights, remedies or claims (including third-party beneficiary rights) upon any Employee or any other Person, (ii) be considered or deemed an establishment or amendment or termination of any Benefit Plan, any Buyer benefit plan or any other benefit or compensation plan, program, agreement, policy or arrangement, (iii) guarantee continued employment or service or any particular term or condition of employment or service for any Person or limit the ability of Buyer or any of its Affiliates to terminate the employment or service of any Person at any time and for any or no reason, or (iv) limit the ability of Buyer or any of its Affiliates to amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement after the applicable Closing.

Section 11.05    Exclusivity. Until (i) the Closing or (ii) the termination of this Agreement in accordance with Section 14.01, the Sellers and Principals shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from (nor enter into any agreements with), discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from any Person (other than the Buyer and its Representatives) relating to any direct or indirect acquisition or purchase of a Company, the Operating Assets, the Real Estate Properties, the Excluded Assets, or the Business or any portion of a Company, the Operating Assets, the Real Estate Properties, the Excluded Assets, or the Business, whether through an asset sale, a stock sale, a merger, a consolidation, or any other form of transaction (a “Competing Transaction”). The Sellers shall promptly (and in any event within two Business Days) notify the Buyer of any contact, discussion, negotiation, request for information, proposal or inquiry relating to a Competing Transaction which is received by the Sellers or their Representatives, the terms and conditions of such proposal, and the identity of the Person making such proposal. In the event of a breach of this Section 11.05, the Buyer shall be entitled to seek an injunction to prevent breaches of this provision and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 11.06    Confidentiality.

(a)    The Buyer, Principals and the Sellers will maintain in confidence and will cause their managers, directors, officers, employees, agents and advisors to maintain in confidence (i) any written information obtained in confidence from any other party in connection with this Agreement or the Contemplated Transactions, or (ii) any information concerning the Contemplated Transactions; provided, however, that the Buyer and the Sellers may disclose the foregoing (w) to their respective managers, directors, officers, employees, agents and advisors as such may be necessary to effectuate the Contemplated Transactions, (x) in such a manner as may be reasonably necessary or appropriate to effect any filing or obtaining of any consent necessary to consummate the Contemplated Transactions, (y) as is necessary for the Buyer to secure financing for the Contemplated Transactions, or (z) as is necessary for any such party to enforce its rights under this Agreement; provided, further, that the obligation of confidentiality set forth in this Section 11.06(a) shall not apply to (k) information which at the time of disclosure is in the public domain, (l) information which after disclosure becomes generally available to the public by publication or otherwise through no fault of the Buyer, (m) information which was available to the Buyer on a non-confidential basis prior to its disclosure, (n) information independently developed by the Buyer without the use of such information, (o) information which is or was made available by the Sellers to a third party without similar restrictions, or (p) information which is required to be disclosed by an Order applicable to or binding on such party.

(b)    Either party may furnish such information as is requested in connection with a subpoena, deposition, request for documents, civil investigation demand or similar process only after (i) promptly notifying the other party of the request, (ii) consulting with the other party on the advisability of taking steps to resist or narrow such request, and (iii) assisting the other party (at the other party’s expense) in seeking a protective Order or a then appropriate remedy. In the event that a protective Order or other remedy is not obtained, or the other party waives compliance, the party may disclose only that portion of the information which such party’s legal counsel advises that it is legally bound to disclose. Except as otherwise required by Applicable Law or the rules of any securities exchange, any public announcement or any similar publicity with respect to this Agreement or the Contemplated Transactions (including press releases) will be issued, if at all, at such time and in such manner as the Buyer and the Sellers jointly agree.

(c)    From and after the Closing, the provisions of this Section 11.06 shall not apply to or restrict in any manner the Buyer’s use of such information.

Section 11.07    Approvals and Consents. The Buyer and the Sellers shall coordinate their contact with each Manufacturer in requesting its Consent to the Contemplated Transactions. The Sellers shall initiate obtaining the Consent from each Manufacturer by providing written notification of the Contemplated Transactions to each Manufacturer promptly after execution of this Agreement. The Sellers shall either procure the franchise approval application from the Manufacturers, or direct the Manufacturers to dispatch said application directly to the Buyer.

Section 11.08    Non-Competition; Non-Solicitation.

(a)    As a material inducement to the Buyer’s execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions during the period commencing on the Closing Date and ending five (5) years after the Closing Date, none of the Sellers, Principals nor James O’Connell (the “Restricted Parties”) will, directly or indirectly, alone or as a lender, investor, landlord, partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor, stockholder or otherwise of any company or business, own, operate or invest in any Restricted Business anywhere within a 75 mile radius of any of the Dealerships.

(b)    As a material inducement to the Buyer’s execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, each of the Restricted Parties agree, for the period from the Signing Date until three (3) years after the Closing Date, not to (i) employ or engage, solicit for employment or engagement, or encourage to leave their employment or engagement, any individual who is employed or was employed during the one year period prior to such employment, solicitation, or encouragement as an officer or employee of a Company (for the benefit of any Dealership) or by the Buyer or its Affiliate; (ii) in any way interfere with the relationship between the Buyer and any officer or employee of the Buyer; (iii) induce or attempt to induce any customer, supplier, licensee, or business relation of the Business (as conducted by the Buyer) or the Buyer to cease doing, or reduce the amount of, business with the Business (as conducted by the Buyer) or the Buyer, or in any way interfere with the relationship between any customer, supplier, licensee, or business relationship of the Business (as conducted by the Buyer) or the Buyer; or (iv) solicit the business of any Person known to any of the Restricted Parties to be a customer of the Business (as conducted by the Buyer) or the Buyer.

(c)    After the Closing Date, no Restricted Party may use or disclose any information contained in the customer list or records sold to the Buyer. Further, after Closing, no Restricted Party (nor any of their Affiliates or other entities controlled by them) shall use, and none of them will allow the use of, directly or indirectly, the name “Koons” for any Restricted Business, except as set forth on Schedule 11.08(c), whether such business is as a manufacturer, wholesaler, distributor, retailer or otherwise, including any business that conducts activities similar to the Dealerships.

(d)    Each of the Restricted Parties acknowledge that the restrictions contained in this Section 11.08 are reasonable and necessary to protect the legitimate interests of the Buyer, and that any violation of this Section 11.08 will result in irreparable injury to the Buyer and that money damages would not provide an adequate remedy to the Buyer, and, therefore, the Buyer shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation against the breaching Restricted Party, which rights shall be cumulative and in addition to any other rights or remedies to which the Buyer may be entitled against such breaching Restricted Party. If any portion of the covenants or agreements contained in this Section 11.08 or the application thereof is held to be invalid or unenforceable, then the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. If a Seller violates any of the restrictions set forth in this Section 11.08, the restrictive period shall not run in favor of such Seller from the time of the commencement of such violation(s) and until such time as such violation(s) shall be cured by such Seller to the sole satisfaction of the Buyer.

Section 11.09    Due Bills; Assumed Purchase Orders. The Buyer will perform all obligations accruing and incurred after the Effective Time with respect to “due bills” listed on Schedule 5.01(b) that are Assumed Liabilities; provided, however, that the Buyer will receive a credit towards the payment of the Operations Purchase Price for the amount of the actual cost as determined by the Buyer to perform such obligations (such obligations are the “Due Bills”). If a customer has made a deposit under an Assumed Purchase Order, the Buyer will receive a credit towards the payment of the Operations Purchase Price for an amount equal to any and all such deposits. Schedule 5.01(b) shall be provided by the Sellers to Buyer fifteen (15) Business Days prior to Closing.

Section 11.10    Removal of Abandoned Vehicles. Prior to the Closing, the Sellers shall remove from the Real Estate Properties all vehicles that have been abandoned at the Real Estate Properties.

Section 11.11    Relinquishment of License. Unless the Buyer requests that a Dealership Company voluntarily relinquish at or prior to the Closing pursuant to Section 9.05, the Sellers acknowledge and agree that at the end of the interim period provided in the Interim Use Letter, if such letter is in place, the Buyer shall file the applicable affidavit, or other customary documentation, on behalf of the respective Dealership Company to relinquish such Dealership Company’s motor vehicle dealer license that are the subject of such Interim Use Letter and the Sellers shall provide commercially reasonable efforts to cooperate with the Buyer with respect to such filing.

Section 11.12    Run out of Books; Post Closing Seller Computer Access.

(a)    The Buyer will cooperate with the Sellers’ Representative in the maintenance of the Sellers’ accounting records for a period of 120 days or four month-ends, whichever is greater, following the Closing Date (the “Run Out Period”). To reasonably ensure the Sellers’ accounting records are accurately stated for the Run Out Period, the Buyer will turn over to the Sellers all payments, mail, invoices, general correspondence, and any other business-related items (“Residual Transactions”) related to the Sellers’ business operations prior to the Closing Date received by the Buyer. The Buyer and the Sellers will also work closely to ensure that all Residual Transactions between the Buyer and the Sellers will be reconciled, reviewed, and settled on a weekly basis for the first month and thereafter on a bi-weekly basis. The Buyer’s obligations under this Section 11.12 shall be a courtesy to the Sellers, and any costs incurred by the Buyer in compliance shall be de minimis in nature, and the Sellers shall not request that the Buyer provide substantial time and effort to Sellers under this Section 11.12; provided, that the Buyer shall provide the Sellers with use of adequate office space and access to the information acquired by the Buyer that is accessible through the DMS and HRIS, along with reasonable access to desktops and printers during the Run Out Period.

(b)    The Sellers agree to deliver to Buyer on the Closing Date the Books and Records in their “as-is” condition. To the extent the Books and Records are in a digital form, the Buyer and the Sellers acknowledge and understand that the transfer of a copy of a digital form of the Books and Records involves a joint and collaborative effort of the parties along with the Sellers’ DMS (Dealership Management System) and HRIS (Human Resource Information System) vendors and requires the cooperation of the parties and such vendor. The Sellers agree to contact their DMS vendor and arrange for the transfer of a copy of the Books and Records that are in digital form on its DMS to the Buyer on the Closing, through transfer of a copy of the Books and Records to a location of the Buyer’s choice, it being contemplated that the Buyer shall have all necessary access to these Books and Records immediately after the Closing. Sellers shall pay the cost chargeable to Sellers by their DMS vendor for transfer of the Books and Records.

Section 11.13    Access to Records. Each party covenants and agree to maintain the books and records related to the Dealerships’ pre-closing operations for a period of seven (7) years after the Closing, and that each party shall be provided access to such records at such times as is reasonably requested by the other party. For clarity purposes, for the Sellers this relates to access to the Books and Records that are part of the Operating Assets, and for the Buyer this relates to access to the books and records of the Dealership Companies such as deal jackets that are not part of the acquired Books and Records, if they are not provided to Buyer.

Section 11.14    Accounts Receivable Cooperation. The Buyer shall pay over to Sellers’ Representative any and all monies received by the Buyer which are attributable to pre-Closing business of the Dealerships. Nothing in this Section 11.14 or elsewhere in this Agreement shall create an obligation for Buyer to expend effort or other resources to pursue collection of such Sellers funds.

Section 11.15    Tax Matters.

(a)    Property Taxes. The actual amount of Property Taxes imposed on any Dealership Properties for the calendar year in which the Closing occurs shall be prorated between (i) the applicable Company for the relevant assets being subject to such Property Taxes, on the one hand, and the Buyer, on the other hand, as of the Effective Time, based on the number of days in the current tax year prior to and including the Closing Date (for which Sellers will be responsible) and the number of days in the current tax year after the Closing Date (for which Buyer will be responsible). Such prorations shall reduce or increase the Final Purchase Price, as the case may be. The proration for Property Taxes, if not known on the Closing Date, shall be based upon the prior year’s Property Taxes but shall be adjusted between the parties when the tax statements for the year during which the Closing occurs are available. The obligations of the parties hereunder shall survive the Closing.

(b)    Transfer Taxes. All transfer, documentary, sales, use, stamp, goods and services, registration, excise, property, value added, recording Taxes and other such Taxes and fees (including any penalties, additions to Tax and interest) incurred in connection with the transactions contemplated by this Agreement or any Purchase Documents (“Transfer Taxes”) shall be borne and timely paid, on the one hand, fifty percent (50%) by the Sellers, and on the other hand, fifty percent (50%) by the Buyer when due, and all necessary Tax Returns and other documentation with respect to such Transfer Taxes shall be prepared and filed by the party required to file such Tax Returns under applicable Law.

(c)    Cooperation. Buyer and Sellers shall cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of any Returns and any audit, litigation or other proceeding with respect to Taxes with respect to the Business, the Dealership Properties or the Operating Assets. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d)    Allocation of Final Purchase Price. The parties hereto agree that (i) the Operations Purchase Price (including any Assumed Liabilities in connection with the Operation Assets and other amounts, to the extent such liabilities and other amounts should be included in the purchase price for federal income Tax purposes) shall be allocated among the Operating Assets and (ii) the Real Estate Purchase Price (including any Assumed Liabilities in connection with the Dealership Properties and other amounts, to the extent such liabilities and other amounts should be included in the purchase price for federal income Tax purposes) shall be allocated among the Dealership Properties, in each case, in accordance with Sections 2.01 and 3.02(a), and to the extent not specifically addressed in such Sections, in accordance with the methodologies set forth on Schedule 11.15(d), and in a manner consistent with Section 1060 of the Code and the regulations thereunder. Within sixty (60) days after the determination of Final Purchase Price, Buyer shall deliver to the Sellers a draft schedule (the “Allocation Schedule”) allocating the Final Purchase Price in accordance with this Section 11.5(d) for the Sellers’ Representative’s review. On or prior to the thirtieth (30th) calendar day after delivery to Sellers of the Allocation Schedule, Sellers may deliver to Buyer a written objection to the Allocation Schedule delivered by Buyer (an “Allocation Objection”). If Sellers fail to deliver an Allocation Objection within such thirty (30)-day period, then the Allocation Schedule shall be deemed to have been irrevocably accepted by Seller and will be final, conclusive and binding on the parties hereto. If Sellers deliver an Allocation Objection within such thirty (30)-day period, Buyer and Sellers shall negotiate in good faith to resolve all matters disputed in the Allocation Objection. If Buyer and Sellers are unable to resolve such all such disputes within thirty (30) days following Buyer’s receipt of the Allocation Objection, any remaining disputed issues shall be submitted to the Accountant for resolution in accordance with the procedures set forth in Section 2.05, which provisions shall apply mutatis mutandis, and consistent with Sections 2.01 and 3.02(a), and to the extent not addressed in such Sections, in accordance with the methodologies set forth on Schedule 11.15(d). The parties hereto shall report, act, and file all Returns and information reports consistently with the final Allocation Schedule as finally determined under this Section 11.15(d) (the “Final Allocation Schedule”) and shall not take any position for Tax purposes, including during the course of any audit or other proceeding, that is inconsistent with such Final Allocation Schedule, unless required to do so by Applicable Laws. The parties hereto shall make appropriate adjustments to the Final Allocation Schedule to reflect applicable adjustments made pursuant to this Agreement in accordance with this Section 11.15(d). The parties hereto shall promptly inform one another of any challenge by any Governmental Authority to any Final Allocation Schedule and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.

(e)    Any adjustments pursuant to Section 2.05 of the Agreement shall constitute adjustments to the Operations Purchase Price, for Tax purposes, and be reflected in the Allocation of the Final Purchase

Price pursuant to Section 11.15(d) hereof, unless otherwise required by Applicable Laws. Any payments made pursuant to Article XIII shall constitute adjustments to the Operations Purchase Price and the Real Estate Purchase Price, as applicable, for Tax purposes, unless otherwise required by Applicable Laws.

Section 11.16    Gramm-Leach-Bliley Act. The Buyer will comply with the Gramm-Leach-Bliley Act (“GLB Act”) on and after the Closing Date with respect to the Contemplated Transactions and the customer information received from the Sellers, including, if applicable, responsibility for providing any notice required, and shall implement and maintain privacy practices consistent with Applicable Law to protect any financial information of the Sellers’ customers transferred by the Sellers to the Buyer. On and after the Closing Date, the Buyer shall bear full responsibility for providing any notice required under the GLB Act with respect to the Contemplated Transactions.

Section 11.17    F&I Product Terminations. The Buyer agrees that it will not, and will cause its Affiliates not to, solicit any customers to replace, substitute, cancel, or sell any finance or insurance (“F&I”) product previously sold to Sellers’ pre-Closing customers that would result in the Sellers suffering a chargeback or other Liability to a third party F&I product provider, unless (i) the Buyer’s sale of such F&I product is directly in conjunction with the Buyer’s simultaneous acquisition from any such customer(s) of the motor vehicle that was the subject of the Sellers’ origination and sale of the F&I product to such customer or (ii) in connection with a customer initiated request to replace, substitute or cancel such F&I product.

ARTICLE XII

RISK OF LOSS

Section 12.01    The Sellers to Bear Risk. The risk of loss or damage to the Operating Assets, the Dealership Properties, or the Material Leased Properties by fire, casualty, or otherwise (except condemnation, which is provided for in Section 12.02) prior to the Closing is assumed by the Sellers. If such damage does occur to the Operating Assets, the Dealership Properties, or the Material Leased Properties (such affected Operating Assets or Dealership Properties, the “Damaged Property”), then the Sellers shall repair same and restore the Damaged Property to its former condition at their sole expense, and the Closing Date may be extended up to 60 days to permit time for such repairs. If such damage relates to a Major Casualty and the Sellers are unable to repair such damage, the Sellers shall so notify the Buyer in which event the Buyer may (i) immediately terminate this Agreement upon written notice to the Sellers, and this Agreement shall thereafter be null and void, or (ii) the Buyer may elect to close the Contemplated Transactions, in which case it shall be entitled to the benefit of all insurance proceeds (less any proceeds the Sellers may have used in repairing or restoring the Damaged Property), and the Sellers shall pay to the Buyer any “deductible” amounts under the policy. “Major Casualty” means any damage or destruction to any Operating Asset, Dealership Property, or Material Leased Property that is reasonably expected to (i) cost in excess of $5,000,000 to repair, or (ii) require more than 90 days, measured from the date of the casualty, to repair and restore fully, in each case as reasonably estimated by a reputable contractor selected by the Buyer and reasonably approved by the Sellers’ Representative.

Section 12.02    Risk of Loss by Condemnation. All risk of condemnation of the Dealership Properties or Material Leased Properties, or any Improvements thereon the Dealership Properties or Material Leased Properties, and the loss therefrom, prior to the Closing is assumed by the Sellers. In the event of a Material Taking of a Dealership Property or Material Leased Property, the Buyer may, at its option, elect to (i) terminate this Agreement upon written notice to the Sellers, and this Agreement shall thereafter be null and void, or (ii) the Buyer may elect to close the Contemplated Transactions on the term and conditions provided in this Section 12.02. A “Material Taking” means a taking or condemnation notice or proceeding, the effect of which, would result or potentially result in (i) ingress and egress to and from the affected Dealership Property or Material Leased Property being impacted in a material and adverse manner, (ii) more than 20% of the land area of a Dealership Property or Material Leased Property being condemned or taken, or (iii) regardless of the percentage of land area being affected, the material impairment of the continued use or operation of such Dealership Property or Material Leased Property for the business conducted thereon (including the ability to comply with Manufacturer requirements or Applicable Laws). If the condemnation or taking is not a Material Taking, or Buyer has elected to proceed with Closing despite the Material Taking, then Buyer will accept such affected Dealership Property or Material Leased Property, and Sellers shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards or rights to awards attributable to such condemnation or taking which accrue to or have been paid to a Seller.

ARTICLE XIII

INDEMNIFICATION

Section 13.01    Sellers’ Indemnification. The Sellers and Principals hereby jointly and severally agree to defend, indemnify, and hold the Buyer, its Affiliates and their respective officers, directors, employees, shareholders, members, agents, and their respective successors and permitted assigns (the “Sellers’ Indemnitees”) harmless against any and all Damages incurred or sustained by the Sellers’ Indemnitee arising out, or as a result, of:

(a)    Any breach or inaccuracy of any representation or warranty of a Seller contained in this Agreement or the Purchase Documents;

(b)    Any breach of any covenant or agreement of a Seller or Principal contained in this Agreement or the Purchase Documents;

(c)    Any Excluded Liabilities and any other Liabilities (other than the Assumed Liabilities) arising out of or relating to the operation, use or ownership of the Business, the Real Estate Properties and/or the Operating Assets prior to and including the Effective Time or any other pre-Closing action or omission of any Seller; or

(d)    The matters set forth on Schedule 13.01(d).

Section 13.02    Buyer’s Indemnification. The Buyer hereby agrees to defend, indemnify, and hold the Sellers, their Affiliates and their respective officers, directors, employees, shareholders, members, agents and their respective successors and assigns (the “Buyer’s Indemnitees”) harmless against any and all Damages incurred or sustained by the Buyer’s Indemnitees as a result of:

(a)    Any breach or inaccuracy of any representation or warranty of the Buyer contained in this Agreement or the Purchase Documents;

(b)    Any breach of any covenant or agreement of the Buyer contained in this Agreement or the Purchase Documents; or

(c)    The Buyer’s failure to pay or perform the Assumed Liabilities after the Effective Time in accordance with the terms and subject to the conditions of this Agreement.

Section 13.03    Third Party Claims.

(a)    A party seeking indemnification pursuant to this Article XIII or otherwise pursuant to this Agreement (an “Indemnified Party”) shall give prompt notice to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any lawsuit or claim by a third party (a “Claim”) in respect of which indemnity may be sought hereunder; provided, that failure to give such notification shall not affect such Indemnified Party’s right to indemnification hereunder and shall not relieve the Indemnifying Party from any of its obligations under this Article XIII except to the extent the Indemnifying Party is actually prejudiced by such failure. Any notice of a Claim shall state specifically the representations, warranty, covenant or agreement with the alleged basis for the Claim, and the amount of liability asserted against the other Party by reason of the Claim. In the event that a Claim is brought against an Indemnified Party and such Indemnified Party has notified the Indemnifying Party of the commencement thereof pursuant to this Section 13.03, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel selected by the Indemnifying Party; provided, however, that the Indemnifying Party shall not be entitled to assume the defense (unless otherwise agreed to in writing by the Indemnified Party) if (a) the Claim relates primarily to any criminal Proceeding, indictment, allegation or investigation, (b) the Claim primarily seeks an injunction or equitable relief against the Indemnified Party, (c) the Damages relating to the Claim are reasonably likely to exceed the maximum amount that the Indemnified Party would then be entitled to recover from the Indemnifying Party under the applicable provisions of this Agreement, or (d) the Indemnifying Party is also a party or has an interest in such claim, which interest conflicts with the interests of the Indemnified Party. The Indemnifying Party and the Indemnified Party agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such Claim. If the Indemnifying Party elects to assume the defense of a Claim as contemplated hereunder, the Indemnified Party shall have the right to participate in (but not control) the defense of such Third Party Claim. If the Indemnifying Party assumes the defense of an action, no settlement or compromise thereof may be effected (i) by the Indemnifying Party without the written consent of the Indemnified Party unless (A) the settlement seeks only monetary relief and all such relief provided is paid or satisfied in full by the Indemnifying Party, (B) the settlement or compromise provides for a full release by the party of the Indemnified Party with respect to the claim(s) being settled and (C) the settlement or compromise does not contain any admission of finding or wrongdoing on behalf of the Indemnified Party or (ii) by the Indemnified Party without the consent of the Indemnifying Party. If the Indemnifying Party does not assume or is not permitted to assume the defense of an action, no settlement or compromise thereof may be effected without the Indemnifying Party’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

(b)    Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any and all Damages upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Damages.

Section 13.04    Survivability. The Sellers’ representations and warranties, except for the representations and warranties set forth in Section 7.13, shall survive the Closing for a period of 18 months, and any claim for indemnification by the Sellers’ Indemnitees under Section 13.01(a) with respect to a breach of any representation or warranty must be made within such 18 month period, except that a claim made for a breach of any Fundamental Representation or a claim under Section 13.01(a) for fraud, shall survive indefinitely. Sellers’ representations and warranties set forth in Section 7.13 shall terminate on the Closing Date. Notwithstanding anything to the contrary above, the survival period for any claim for breach of a representation or warranty otherwise limited by this subsection shall be extended automatically to include any time period necessary to resolve such claim if such claim was made before the expiration of the survival period but not resolved prior to its expiration, and any such extension shall apply only as to the claim asserted and not so resolved within such survival period. Liability for such item shall continue until such claim shall have been finally settled, decided or adjudicated. It is the express intent of the parties to modify the applicable statute of limitations with respect to claims relating to a breach of such representations and warranties or to claims for fraud (and the remedies hereunder with respect thereto) to the applicable date provided in this Section 13.04.

Section 13.05    Limitations on Indemnification.

(a)    The Sellers shall not be liable to any Sellers’ Indemnitee for indemnification claims under Section 13.01(a) until the sum of all Damages incurred by the Sellers’ Indemnitees in the aggregate exceeds $3,000,000 (the “Indemnification Threshold”), in which case the Sellers’ Indemnitees shall be entitled to recover Damages they sustain from the first dollar incurred. Notwithstanding the foregoing, the Indemnification Threshold shall not apply to claims for indemnification (i) under Section 13.01(a) with respect to a breach of a Fundamental Representation, (ii) for any Excluded Liability or (iii) based on fraud of a Seller. With respect to any claim as to which the Sellers’ Indemnitees may be entitled to indemnification under Section 13.01(a), the Sellers shall not be liable for any individual or series of related Damages which do not exceed $5,000 (which Damages shall not be counted towards the other limits in this Section 13.05). Notwithstanding anything in this Agreement or any of Purchase Documents to the contrary, Sellers shall not be liable to any Sellers’ Indemnitee for indemnification claims arising under Section 7.13.

(b)    Except with respect to claims for breaches of Fundamental Representations, Excluded Liabilities or fraud, the Sellers’ Indemnitees shall not be entitled to any indemnification pursuant to Section 13.01(a) in excess of 10% of the aggregate amount of the Value of Blue Sky and the Real Estate Purchase Price (the “Cap”). Except for Damages arising from fraud of a Seller, with respect to claims for breaches of Fundamental Representations or Excluded Liabilities, the Sellers’ Indemnitees shall not be entitled to any indemnification in excess of the aggregate of the Value of Blue Sky and the Real Estate Purchase Price.

(c)    Notwithstanding anything in this Agreement to the contrary, for purposes of calculating the amount of Damages of any Sellers’ Indemnitee, each representation and warranty of any Seller shall be read without regard and without giving effect to any materiality or Material Adverse Change or similar standard or qualification contained therein (as if such standard or qualification were deleted from such representation or warranty).

(d)    Payments by the Sellers pursuant to Section 13.01 shall be limited to the amount of any Damages that remains after deducting therefrom any insurance proceeds actually received by the Buyer Indemnified Parties from a third party (net of any deductible amounts, increases in premiums and costs and expenses incurred with respect to pursuing such insurance claims) in respect of any such Claim.

Section 13.06    Payment of Indemnified Obligations. Any undisputed indemnified obligation shall be paid in full within ten Business Days after receipt of written demand of payment by the Indemnifying Party, and will thereafter bear interest at the “prime rate” of interest (base rate on corporate loans at the nation’s largest banks) quoted in The Wall Street Journal, adjusted on the annual due date of the obligation.

Section 13.07    Exclusive Remedy. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all Claims (other than Claims arising from fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article XIII.

Section 13.08    Disbursement of Indemnity Escrow Amount. On the twelve (12) month anniversary of the Closing Date (or the first (1st) Business Day thereafter if such date is not a Business Day), the Buyer and the Sellers’ Representative shall promptly, but in any event within five Business Days after such date, jointly instruct the Escrow Agent to disburse to the Sellers’ Representative an amount equal to one-half of the remaining portion of the Indemnity Escrow Amount (net of any unresolved and/or unpaid Claims pursuant to the terms of this Article XIII) by wire transfer of immediately available funds to the account designated by the Sellers’ Representative. On the eighteen (18) month anniversary of the Closing Date (or the first (1st) Business Day thereafter if such date is not a Business Day), the Buyer and the Sellers’ Representative shall promptly, but in any event within five Business Days after such date, jointly instruct the Escrow Agent to disburse to the Sellers’ Representative an amount equal to the remaining portion of the Indemnity Escrow Amount (net of any unresolved and/or unpaid Claims pursuant to the terms of this Article XIII) by wire transfer of immediately available funds to the account designated by the Sellers’ Representative.

ARTICLE XIV

TERMINATION

Section 14.01    Grounds for Termination. This Agreement may not be terminated, except as follows:

(a)    By the Buyer if any condition in Article IX has not been satisfied within 160 days after the Signing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement);

(b)    By the Sellers if any condition in Article X has not been satisfied within 160 days after the Signing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of any Seller to comply with its obligations under this Agreement);

(c)    By the non-breaching party upon the breach of a material representation, warranty or covenant set forth in this Agreement, the Purchase Documents or both, which breach is not cured within 10 days after receipt of notice of such breach by the breaching party;

(d)    By the Buyer consistent with Section 4.03 or Article XII; or

(e)    By an agreement in writing signed by the Buyer and the Sellers.

Section 14.02    Effect of Termination.

(a)    Each party’s right of termination under Section 14.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies except as provided below. If this Agreement is terminated pursuant to Section 14.01, all obligations of the parties under this Agreement will terminate, except that the obligations that by the express language of this Agreement survive termination and the obligations of the parties in this Section 14.02 and Sections 11.03, 11.06, 15.02 through 15.10 and the definitions and rules of construction in Appendix 1 will survive.

(b)    If this Agreement is terminated pursuant to Section 14.01, the Deposit shall be paid by the Escrow Agent as follows:

(i)    if this Agreement is terminated pursuant to Section 14.01(c) due to a breach by the Buyer and at the time of such termination all conditions to Closing set forth in Articles IX and X have been satisfied or waived in writing by the Buyer or the Sellers, as applicable, (in each case, except those conditions that by their nature are to be satisfied at the Closing, and which conditions would be capable of being satisfied at the time of such notice of termination) (a “Buyer Breach”), Buyer shall forfeit all right, title, and interest in and to the Deposit and the Buyer and the Sellers’ Representative shall instruct the Escrow Agent shall deliver the Deposit, together with all accrued interest thereon, to Sellers’ Representative;

(ii)    if this Agreement is terminated pursuant to Section 14.01(c) due to a breach by the Sellers and at the time of such termination all conditions to Closing set forth in Articles IX and X have been satisfied or waived in writing by the Buyer or the Sellers, as applicable,

(in each case, except those conditions that by their nature are to be satisfied at the Closing, and which conditions would be capable of being satisfied at the time of such notice of termination) (“Sellers’ Breach”), the Sellers shall forfeit all right, title, and interest in and to the Deposit and the Buyer and the Sellers’ Representative shall instruct the Escrow Agent shall deliver the Deposit, together with all accrued interest thereon, to Buyer; and

(iii)    if this Agreement is terminated pursuant to Sections 14.01(a), 14.01(b), or 14.01(d), then the Buyer and the Sellers’ Representative shall instruct the Escrow Agent to deliver the Deposit, together with all accrued interest thereon, to the Buyer; and

(iv)    if this Agreement is terminated pursuant to Section 14.01(e), then the Buyer and the Sellers’ Representative shall instruct the Escrow Agent to deliver the Deposit, together with all accrued interest thereon, to the Sellers.

ARTICLE XV

MISCELLANEOUS

Section 15.01    Survival. All covenants and agreements of the parties set forth in this Agreement and the Purchase Documents shall survive the Closing. The representations and warranties in this Agreement and the Purchase Documents shall survive the Closing and consummation of the Contemplated Transactions (subject to the express limitations provided herein). The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

Section 15.02    Entire Agreement; Amendment. This Agreement and the Purchase Documents contain the entire agreement of the parties hereto with respect to the Contemplated Transactions, and nothing which alters, modifies, limits or adds to the terms or conditions of this Agreement or the Purchase Documents shall have any force or effect unless it is in writing and executed by the Buyer and the Sellers. This Agreement may only be amended by a writing signed by the Buyer and the Sellers.

Section 15.03    Assignment; Time is of the Essence. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their respective successors and permitted assigns. The Sellers shall not assign their rights or obligations under this Agreement in whole or in part without the prior written consent of the Buyer, which consent shall be in the Buyer’s sole discretion; provided, however, no such assignment shall relieve the Sellers of their obligations hereunder. The Buyer may, without the consent of the Sellers, assign its respective rights and obligations under this Agreement in whole or in part to any one or more of its respective Affiliates or any entity that acquires a substantial part of its assets or a successor by merger, consolidation or other corporate restructuring; provided, however, no such assignment shall relive the Byer of its obligations hereunder. With regard to all dates and time periods set forth in this Agreement, time is of the essence. Should any period of time specified herein end on a Saturday, Sunday, or legal holiday, the period of time shall automatically be extended to 5:00 p.m. of the next full Business Day.

Section 15.04    Notices. All notices, requests, demands, waivers, consents, approvals, payments or other communications which are required by or permitted hereunder shall be in writing and be deemed delivered (a) upon receipt, if by hand delivery, (b) upon transmission, if sent by email with confirmation of receipt provided, that if the communicating party provides notice by email and the receiving party does not confirm receipt, the communicating party shall submit such notice in writing to the receiving party in accordance with either of clause (a) or (b) of this Section 15.04 within two days following the date of such electronic mail’s distribution in order for the email to have been duly given and made under this Section 15.04, or (c) the next day, if sent by overnight mail, addressed as follows:

If to the Buyer: c/o Asbury Automotive Group, Inc. 2905 Premier Parkway, Suite 300 Duluth, Georgia 30097 Attention: Senior Vice President and Chief Legal Officer Email: gvillasana@asburyauto.com

With the Buyer’s copies to:

Jones Day
500 Grant Street, Suite 4500
Pittsburgh, PA 15219-2514
Attention: David Grubman
Email: dgrubman@jonesday.com

Hill, Ward & Henderson, P.A.
101 E. Kennedy Boulevard, Suite 3700
Tampa, Florida 33602
Attention: R. James Robbins
Email: rjrobbins@hwhlaw.com

If to the Sellers:

Jim Koons Management Company, Inc.
2000 Chain Bridge Rd.

Tysons Corner, Virginia 22182
Attention: James O’Connell
Email: jimoc77@yahoo.com

If to Sellers’ Representative:

Jim Koons Management Company, Inc.
2000 Chain Bridge Rd.

Tysons Corner, Virginia 22182
Attention: James O’Connell
Email: jimoc77@yahoo.com

With the Sellers’ copies to: Holland & Knight, LLP 1801 California Street, Suite 5000 Denver, Colorado 80202 Attention: Stephen Dietrich Email: Stephen.dietrich@hklaw.com

Section 15.05    Execution in Counterparts. This Agreement may be executed in any number of counterparts (whether facsimile, as attachments to email or original), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

Section 15.06    Provisions Several. The provisions of this Agreement are independent of and several from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 15.07    Enforcement. The Sellers acknowledge and agree that the Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a Seller cannot be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Buyer may be entitled, at law or in equity, the Buyer shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or their exercise of any other right, power or privilege.

Section 15.08    Prevailing Party. If any arbitration, suit, or action is instituted to interpret or enforce the provisions of this Agreement, or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover, in addition to its costs, its attorney and paralegal fees incurred prior to and at trial or arbitration as determined by the arbitrator or trial court, and if any appeal is taken from such decision, attorney and paralegal fees as determined on appeal and any petition for review.

Section 15.09    Governing Law; Venue. All questions relating to the validity, construction and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice-of-law rules of this or any other jurisdiction, and without the aid of any rule or custom requiring construction against the draftsman. Any Proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party to this Agreement: (a) expressly and irrevocably consents and submits to the sole and exclusive jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware) in connection with any such Proceeding; (b) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such Proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Section 15.10    Alternative Dispute Resolution. Notwithstanding anything to the contrary in this Agreement, the parties hereby covenant and agree that if any dispute involves Toyota Motor Sales U.S.A., Inc. (“TMNA”) and arises from or related in any way to the Contemplated Transactions, or the TMNA’s right to approve or reject the same or its right of first refusal with respect thereto, such dispute shall be resolved as set forth in this Section 15.10 and Exhibit C attached hereto. Any such dispute shall be resolved pursuant to the Federal Arbitration Act, 9. U.S.C. §1 et seq., which the parties acknowledge as wholly preemptive of any state law which purports in any way to prohibit, restrict or limit the enforceability of this Section 15.10 or which requires the commencement or pursuit of judicial or administrative proceedings, the parties agree to submit such dispute to the dispute resolution mechanism (which includes binding arbitration) set forth in Exhibit C attached hereto. Such procedure shall be the sole and exclusive procedure and forum for the resolution of any such dispute. Notwithstanding anything to the contrary herein, the parties confirm and agree that nothing in this Agreement or the Exhibits is intended to, nor does it, modify, restrict or amend the terms of that certain framework agreement (“FWA”) by and between Asbury Automotive Group, Inc. (“Asbury”) and TMNA, or modify, restrict or amend the rights of Asbury and TMNA under the FWA, including with respect to the dispute resolution provisions that remain governed by the terms of the FWA.

Section 15.11    JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, THE CONTEMPLATED TRANSACTIONS, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A

JURY. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THIS AGREEMENT OF THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

Section 15.12    Sellers’ Representative. Each Seller hereby, for itself, himself or herself, and its, his or her respective successors and assigns, irrevocably constitutes and appoints James O’Connell “Sellers’ Representative”, acting as hereinafter provided, as its, his or her representative, attorney-in-fact and agent, with full power of substitution and re-substitution to act in its name, place and stead in connection with this Agreement, and acknowledges that such appointment is coupled with an interest and shall survive the death, incompetency, bankruptcy or liquidation of such Seller. By executing this Agreement, James O’Connell hereby (i) accepts his/her appointment and authorization to act as Sellers’ Representative and agent, proxy and attorney-in-fact on behalf of the Sellers in accordance with the terms of this Agreement, and (ii) agrees to perform his/her obligations under, and to otherwise comply with this Section 15.12.

Section 15.13    Joinder. Principals join this Agreement for the purposes set forth, and agree to be bound by the terms provided, in Sections 2.05, 7.02, 11.05, 11.06, 11.08, and Article XIII. James O’Connell joins in this Agreement for the purposes set forth, and agree to be bound by the terms provided, in Sections 7.02, 11.05, 11.06, and 11.08.

[Signature Page Follows]

The parties have executed and delivered this Agreement on the date first above written.

SELLERS:

Koons Ford, Inc.		Koons Ford of Baltimore, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

Herndon Motor Co., Inc.		Koons of Annapolis, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

Koons of Owings Mills, Inc.		Koons Chevrolet, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

Koons of Westminster, Inc.		Koons of Tysons Corner, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

Kline Tysons Imports, Inc.		Kline Imports Arlington, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

Kline Collision Repair Center, Inc.		Koons of Easton, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

Koons of Wilmington, Inc.		Koons of Woodbridge, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

Koons of Catonsville, Inc.		Koons of Clarksville, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

Koons Buick GMC Woodbridge, Inc.		Koons of Reisterstown Road, Inc.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	President	Title:	President

Koons Woodbridge Ford, Inc.		Jim Koons Management Company, Inc.

By:	/s/ James E. Koons	By:	/s/ James O’Connell
Name:	James E. Koons	Name:	James O’Connell
Title:	President	Title:	President

Koons Real Properties, LLC		Koons of Annapolis LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

Koons of Baltimore Properties, LLC		Koons Rolling Roads Properties LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

Koons Alexandria Properties, LLC		Koons Easton Properties, LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

Koons Falls Church Properties, LLC		Koons Hillwood Woodbridge Properties, LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

9610 Reisterstown Road LLC		Koons Noblewood Properties, LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

Crown Real Properties, LLC		Koons Wilmington Properties, LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

Koons Catonsville Properties, LLC		Koons Clarksville Properties, LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

Koons Tysons Properties, LLC		Crown Tysons Properties, LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

Koons Nottingham Properties, LLC		Koons Legacy Properties, LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

Koons Route 1 Properties, LLC		Koons Opitz Properties, LLC

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	Managing Member

Koons Westminster Properties, LLC		Koons Plaza Development Co.

By:	/s/ James E. Koons	By:	/s/ James E. Koons
Name:	James E. Koons	Name:	James E. Koons
Title:	Managing Member	Title:	General Partner

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

Principals:	Solely for the purposes of Sections 7.02, 11.05, 11.06, 11.08 and 15.13:

Solely for the purposes of Sections 2.05, 7.02, 11.05, 11.06, 11.08, Article XIII and 15.13:	/s/ James O’Connell James O’Connell

/s/ James E. Koons
James E. Koons

/s/ Cecilia Koons
Cecilia Koons

James E. Koons Revocable Inter Vivos Trust dated June 20, 1994

/s/ James E. Koons James E. Koons, as Trustee

/s/ Cecilia Z. Koons Cecilia Z. Koons, as Trustee

BUYER:

Asbury Automotive Group, L.L.C.

By:	/s/ David W. Hult
Name:	David W. Hult
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

APPENDIX, SCHEDULES AND EXHIBIT LIST

APPENDIX

Number	Title
1	Definitions; Rules of Construction

SCHEDULES

Number	Title
2.01(a)(ii)	Assumed Contracts
2.01(a)(iii)	Purchased Permits
2.01(a)(iv)	Purchased Intellectual Property
2.01(b)	Fixed Assets
2.02(g)	Certain Excluded Assets
3.02	Allocation to Specific Property
4.01	Title Commitments
4.03(a)	Real Estate Property Allocated Amounts
4.03(b)	Excluded Zoning Objection Matters
5.01(b)	Work-in-Process; Assumed Purchase Orders; Due Bills
7.01	Company Ownership
7.03	No Conflict
7.06	Permits
7.07	Notices from Manufacturer
7.08	Legal Matters
7.10(a)	Benefit Plans
7.10(h)	No Increase
7.11(b)	Easements and Encroachments
7.11(c)	Eminent Domain
7.11(e)	Related Party Leases
7.11(f)	Real Estate Properties – Compliance Exceptions
7.11(g-1)	Third Party Leases – Exceptions
7.11(g-2)	Third Party Leases – Consents
7.11(h-1)	Leases to Third Parties – Exceptions
7.11(h-2)	Leases to Third Parties – Consents
7.13	Environmental Matters
7.14(a)	IP Listing
7.14(a)(i)	Purchased Registered IP
7.14(c)	IP Contracts
7.14(i)	Security Breaches
7.15	Contracts, etc.
7.16(a)	Taxes – General
7.16(b)	Taxes – Extensions
7.16(c)	Taxes – Audits
7.16(e)	Taxes – S corporations
7.17	Damaged Inventory and Fixed Assets
7.19	Recourse Obligations
7.21	Affiliate Transactions
7.22	Product Liabilities and Warranties
7.25(a)	Contractor Consents

APPENDIX, SCHEDULES AND EXHIBIT LIST

7.25(b)	Construction Documents
7.26	Lease Consents
9.03	Dealership Consents
9.09	Closing Consents
11.02	Operation of Business
11.04(d)	Employment Loss
11.08(c)	Business Name Use
11.15(d)	Allocation Methodologies

EXHIBITS

Number	Title
A-1 A-2 A-3	Fee Properties Third Party Leases Leases to Third Parties
B	Manufacturer Related Disclosures
C	Manufacturer Alternative Dispute Resolution Procedures
D	B-1 Requirements
E	Form of Escrow Agreement

APPENDIX, SCHEDULES AND EXHIBIT LIST

APPENDIX 1: DEFINITIONS

“Accountant” means an independent, nationally recognized public accounting firm mutually agreed upon by Buyer and the Sellers’ Representative.

“Accounts Receivable” has the meaning set forth in Section 2.02.

“Affiliate” of a Person means a Person that, through one or more intermediaries, controls, is controlled by or is under control with the first Person. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The term “Affiliates” also includes, all trustees, executors, administrators, heirs, successors and assigns, and any trusts for the benefit of any such person or the relatives or descendants of any such person

“Agreement” has the meaning set forth in the Preamble.

“Alexandria Property Company” has the meaning set forth in the Preamble.

“Annapolis Property Company” has the meaning set forth in the Preamble.

“Antitrust Division” has the meaning set forth in Section 11.04(b).

“Antitrust Filings” has the meaning set forth in Section 11.04(b).

“Antitrust Laws” means the HSR Act and any other applicable competition, merger control, antitrust, or similar Applicable Laws of the United States, states in the United States, and any foreign countries that have jurisdiction over the Contemplated Transactions.

“Applicable Laws” means all federal, state, local, or foreign statutes, codes, laws, rules, regulations, ordinances or orders of any Governmental Authority (including, all applicable laws, building codes, common law, zoning codes, Environmental Laws, employee safety laws and other statutes, judgments, injunctions, orders, decisions, permits, requirements, guidelines, decrees or consents of or agreements with any Governmental Authority) applicable to the Sellers, the Business, the Operating Assets, the Real Estate Properties, the Benefit Plans or the Employees.

“Asbury” has the meaning set forth in Section 15.10.

“Assumed Construction Document” has the meaning set forth in Section 3.02(b).

“Assumed Contracts” has the meaning set forth in Section 5.01.

“Assumed Liabilities” has the meaning set forth in Section 5.01.

“Assumed Project Obligations” has the meaning set forth in Section 3.02(b).

“Assumed Purchase Orders” means the outstanding customer purchase orders for vehicles ordered but not delivered prior to the Closing Date that are set forth on Schedule 5.01(b) and are on terms and conditions consistent with industry practices and the historical operations of the Dealership Companies.

“Baltimore Property Company” has the meaning set forth in the Preamble.

APPENDIX 1: DEFINITIONS

“Benefit Plans” means any and all written and unwritten (i) employment, pension, retirement, profit-sharing, savings, thrift savings, compensation, deferred compensation, stock purchase, stock option, phantom stock and other equity or equity-based compensation, employee stock ownership, severance, termination, retention, change in control, vacation, educational assistance, bonus and other incentive plan, (ii) medical, vision, dental and other health plan and retiree or post-retirement health and welfare; (iii) life insurance, disability benefit plan or other insurance plan; (iv) every other material employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA whether or not subject to ERISA, (v) every cafeteria plan and flexible spending arrangement; and (vi) every other material employee plan, contract, program, policy, fund, arrangement, agreement or understanding of any kind, whether arrived at through collective bargaining or otherwise, whether for the benefit of one individual or more than one individual and whether formal or informal, in each case (A) currently adopted, maintained by, sponsored in whole or in part by, contributed to, or required to be contributed to by a Dealership Company or a Controlled Group member (including any predecessor to a Dealership Company) for the benefit of any Employee, or any former employees, retirees, directors, and independent contractors of a Dealership Company and spouses, dependents and beneficiaries of any of the foregoing, or (B) with respect to which a Dealership Company has or would reasonably be expected to have Liability.

“Blue Sky” has the meaning set forth in Section 2.01(a).

“Books and Records” means all books and records pertaining to the Operating Assets or the Business, including product manuals, brochures, operating manuals, service manuals, service records, records relating to customer and trade accounts and similar data, whether in electronic, computer, paper or other form.

“Business” means the operation of the “Koons” branded new and used automobile dealerships, fleet centers, body shops and collision centers with respect to the sale of New Vehicles and Used Vehicles, vehicle maintenance and repair services, replacement part and accessory sales, extended warranty sales, vehicle financing, receivables management, collections, insurance, automobile dealer management and services and such other activities related to the operation of an automotive franchise.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Fulton County, Georgia are authorized or required by Applicable Law to be closed for business.

“Business IP” has the meaning set forth in Section 7.14(b).

“Buyer” means either Asbury Automotive Group, LLC or any Person or Persons to which it assigns, in whole or in part, its rights under this Agreement, as the case may be.

“Buyer Breach” has the meaning set forth in Section 14.02(b)(i).

“Buyer’s Flexible Account Plan” has the meaning set forth in Section 11.04(l).

“Buyer’s Indemnitees” has the meaning set forth in Section 13.02.

“Buyer’s Notice” has the meaning set forth in Section 4.03.

“Buyer’s Welfare Plans” has the meaning set forth in Section 11.04(j).

“Cap” has the meaning set forth in Section 13.05(b).

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APPENDIX 1: DEFINITIONS

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended.

“Catonsville Property Company” has the meaning set forth in the Preamble.

“Claim” has the meaning set forth in Section 13.03.

“Clarksville Property Company” has the meaning set forth in the Preamble.

“Closing” has the meaning set forth in Section 6.01.

“Closing Consents” has the meaning set forth in Section 9.09.

“Closing Date” has the meaning set forth in Section 6.01.

“COBRA” means Code Section 4980B (as well as its predecessor provision, Code Section 162(k)) and ERISA Sections 601 through 608, inclusive.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the Management Company, a Dealership Company or a Real Estate Company, as the case may be, and together they are the “Companies”.

“Company Data” means all customer, employee, vendor or business partner data used, Processed, and/or hosted by or on behalf of the Business, whether provided by the Dealership Companies or any other Person.

“Competing Transaction” has the meaning set forth in Section 11.05.

“Consents” means any waiver, authorization, or approval from, or notification requirement to, any Person.

“Construction Document” means each agreement, contract or order with respect to the Project Improvement Work.

“Construction Document Assignment” has the meaning set forth in Section 6.02(n).

“Contemplated Transactions” means all of the transactions contemplated by this Agreement and the Purchase Documents and the consummation of the same.

“Contracts” means any agreement, contract, lease, consensual obligation, promise, commitment or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“Controlled Group” has the meaning set forth in Section 7.10(f).

“Costs” has the meaning set forth in Section 3.02(a).

“Crown Property Company” has the meaning set forth in the Preamble.

“Crown Tysons Property Company” has the meaning set forth in the Preamble.

“Cure Period” has the meaning set forth in Section 4.03.

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APPENDIX 1: DEFINITIONS

“Damages” means any claim, Liability, Tax, loss, diminution of value, damage, assessment, judgment, cost or expense of any kind or character, including costs of investigation, defense and reasonable attorneys’ and paralegals’ fees and costs, whenever incurred.

“Dealership Company” means Koons Ford, Koons Ford of Baltimore, Koons Sterling Ford, Koons of Annapolis Toyota, Volvo Cars White Marsh, Koons Chevrolet, Koons Westminster Toyota, Koons Tysons Corner, Koons Tysons Toyota, Koons Arlington Toyota, Koons Collision Repair Center, Koons Easton Toyota, Koons Lexus of Wilmington, Koons Kia and Hyundai, Mercedes-Benz of Catonsville, Koons of Clarksville, Koons Buick GMC Woodbridge, Koons KIA of Owings Mills and Koons Woodbridge Ford, as the case may be, and collectively, they are the “Dealership Companies”.

“Dealerships” means the automobile dealerships and related business operations conducted by the Dealership Companies as identified below at the current addresses for those operations:

Dealership Name	Dealership Company	Location
Koons Falls Church Ford & Used Car Outlet	Koons Ford	1101 E. Broad St., 1051 E. Broad St., 302 E. Annandale Rd, 410 Roosevelt Blvd, Hillwood Ave - Parcel A, Falls Church, VA 22044 & 22042

Koons Baltimore Ford	Koons Ford of Baltimore	Main Dealership - 6970 Security Blvd., Baltimore, MD 21244 Excess & Surplus Land – Rolling Road & Grove Road, Baltimore, MD 21244

Koons Sterling Ford & Collision Center	Koons Sterling Ford	Main Dealership - 46869 Harry Byrd Hwy Sterling, VA 20164 Collision Center - 21581 Atlantic Blvd., Sterling, VA 20166

Koons Annapolis Toyota	Koons of Annapolis Toyota	1109 West St. & 1016 Smithville St. & 99 Russell Street, Annapolis, MD 21401

Koons Volvo Cars White Marsh	Volvo Cars White Marsh	5395 Nottingham Dr. White Marsh, MD 21162

Koons White Marsh Chevrolet	Koons Chevrolet	10215 Philadelphia Rd., 6005-6017 Belair Road & 4202 Powell Avenue, White Marsh, MD 2116

Koons Westminster Toyota	Koons Westminster Toyota	375 & 357 Baltimore Blvd., 130 Railroad Ave, Westminster, MD 21157

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APPENDIX 1: DEFINITIONS

Dealership Name	Dealership Company	Location
Koons Tysons Chevrolet, Buick and GMC Koons Chrysler, Dodge, Jeep and Ram	Koons Tysons Corner	2000 Chain Bridge Road, Vienna, Virginia 22182

Koons Tysons Toyota	Koons Tysons Toyota	Main Dealership - 8602 & 8610 Leesburg Pike, Vienna, VA 22182 New Building – 8600 Leesburg Pike, Vienna, VA 22182

Koons Arlington Toyota	Koons Arlington Toyota	4045 Cherry Hill Rd., 4042 Langston Blvd & N. 21st St., Arlington, VA 22207

Koons Collision Center	Kline Collision Repair Center	5800 Edsall Rd., Alexandria, VA 22304

Koons Easton Toyota	Koons Easton Toyota	Main Dealership - 6730 Ocean Gateway, Easton, MD 21601 Vehicle Prep - 8015 Industrial Park Rd. Easton, MD 21601

Koons Lexus of Wilmington	Koons Lexus of Wilmington	Main Dealership - 2100 Pennsylvania Ave., Wilmington, DE 19806 and 1130 N. Bancroft Parkway, Wilmington, DE 19806 Support Facility - 215 New Road, Elsmere, DE 19805

Koons Woodbridge Hyundai Koons Woodbridge Kia	Koons Kia and Hyundai	1880 Opitz Blvd., Woodbridge, VA 22191 14208 Richmond Hwy., Woodbridge, VA 22191

Koons Mercedes-Benz & Sprinter of Catonsville	Koons Mercedes-Benz	6631-6655 Baltimore National Pike Catonsville, MD 21228

Koons Clarksville Chevrolet Buick GMC	Koons of Clarksville	Main Dealership - 12421 & 12431 Auto Dr., Clarksville, MD 21029 Excess Land - Parcel J Holweck subdivision (Excess Land) Clarksville, MD 21029

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APPENDIX 1: DEFINITIONS

Dealership Name	Dealership Company	Location
Koons Woodbridge Buick GMC	Koons Buick GMC Woodbridge	14530 Richmond Hwy. (aka Jefferson Davis Hwy.) Woodbridge, VA 22191

Koons Owings Mills Kia	Koons KIA of Owings Mills	9610 & 9633 Reisterstown Rd. Owings Mills, MD 21117

Koons Woodbridge Ford	Koons Woodbridge Ford	13779 Noblewood Plaza, Woodbridge, VA 22193

“Dealership Properties” has the meaning set forth in Section 3.01.

“Demo” means all non-registered, untitled, unreported 2023 and newer model year automobiles which are undamaged or have been repaired but had less than $500 damage thereto, none of which is frame damage, for each such automobile, used as demonstrator vehicles having at least 500 miles, but less than 5,000 miles on the odometer.

“Deposit” has the meaning set forth in Section 2.06.

“Dispute Notice” has the meaning set forth in Section 2.05(b).

“Disputed Item” has the meaning set forth in Section 2.05(b).

“Due Bills” has the meaning set forth in Section 11.09.

“Easements” has the meaning set forth in Section 7.11(b).

“Easton Property Company” has the meaning set forth in the Preamble.

“Effective Time” has the meaning set forth in Section 6.01.

“Employee” or “Employees” has the meaning set forth in Section 7.09.

“Environmental Laws” means all present Applicable Laws, as amended as of the Closing Date, that relate to the protection of the environment, natural resources, human health and safety of employees or the public, or to any emission, discharge, generation, processing, storage, Release, threatened Release, or transportation of Hazardous Materials, including, all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Release or threatened Release of Hazardous Materials into the air, surface water, ground water, or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials, including CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., any so-called “Super Fund” or “Super Lien” law.

6

APPENDIX 1: DEFINITIONS

“Environmental Liabilities” means any Damages arising out of any violation of or noncompliance with any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Escrow Agent” means Wilmington Trust, National Association or other Person as mutually agreed between Buyer and the Sellers’ Representative.

“Escrow Agreement” means the Escrow Agreement to be entered into within five (5) Business Days following the Signing Date among Buyer, the Sellers’ Representative and the Escrow Agent, in substantially the form attached hereto as Exhibit E.

“Estimated Closing Statement” has the meaning set forth in Section 2.04.

“Estimated Operations Purchase Price” has the meaning set forth in Section 2.04.

“Estimated Operations Purchase Price Closing Payment” has the meaning set forth in Section 6.03(a).

“Estimated Purchase Price” has the meaning set forth in Section 2.04.

“Estimated Real Estate Purchase Price” has the meaning set forth in Section 2.04.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Liabilities” has the meaning set forth in Section 5.02.

“Falls Church Property Company” has the meaning set forth in the Preamble.

“Final Purchase Price” has the meaning set forth in Section 2.05(f)(i).

“Financial Statements” has the meaning set forth in Section 7.04.

“Fixed Assets” means all machinery, service equipment, fixtures, furniture, equipment, tooling, tools, special tools, office equipment, furnishings, signs, and other items of personal property owned by each Dealership Company that are required by the Manufacturers for or used in connection with the Business (specifically excluding any real estate, leasehold improvements on the Real Estate Properties, Improvements, and any non-inventory Dealership Company owned vehicles that are not Service Loaners).

“Flex Plan Amount” has the meaning set forth in Section 11.04(g).

“FTC” has the meaning set forth in Section 11.04(b).

7

APPENDIX 1: DEFINITIONS

“Fundamental Representations” means the representations and warranties in Sections 7.01, 7.02, 7.03, the first sentence of 7.23 and 7.24.

“FWA” has the meaning set forth in Section 15.10.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” means any federal, state, local, municipal, foreign, or other entity or organization exercising executive, legislative, judicial, regulatory or administrative functions, including, any governmental authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, foreign jurisdiction or any political subdivision thereof, any tribunal or arbitration body of competent jurisdiction.

“Hazardous Condition” refers to the presence on, in or about any of the Real Estate Properties (including ground water) of Hazardous Materials, the concentration, condition, quantity, location or other characteristics of which exceed applicable regulatory standards under applicable Environmental Laws.

“Hazardous Materials” means any substance that (a) is or contains asbestos, urea formaldehyde foam insulation, PCBs, petroleum or petroleum-derived substances or wastes, (b) requires investigation, removal or remediation under any Environmental Laws, or is defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “infectious waste,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any Environmental Law, (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority or Environmental Laws or other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (d) is any petroleum product, polychlorinated biphenyls, urea formaldehyde, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance which is regulated under Environmental Laws whose presence is detrimental to the Real Estate Properties or hazardous to health or the environment.

“Hillwood Woodbridge Property Company” has the meaning set forth in the Preamble.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Filings” has the meaning set forth in Section 11.04(b).

“Improvements” means all buildings and other improvements situated, constructed or to be constructed on the Real Estate Properties, as applicable, including, but not limited to, any fixtures or building materials located thereon.

“Incentives” has the meaning set forth in Section 2.01(c).

“Indebtedness” means, without duplication of any categories of “Indebtedness” set forth in this definition all debts, Liabilities, obligations, expenses and costs of the applicable Company: (a) for borrowed money; (b) evidenced by bonds, debentures, notes or other similar instruments; (c) for obligations in respect of letters of credit or bankers’ acceptances issued for the account of such Company to the extent drawn on and outstanding; (d) created under any purchase, sale, conditional purchase or sale or other title retention agreement or for the deferred purchase price of property, products, or services (including

8

APPENDIX 1: DEFINITIONS

“earnouts”, holdbacks, make-whole, indemnity seller notes or any other similar form of contingent payment obligation), with respect to which the applicable Company is liable, contingently or otherwise, as obligor or otherwise; (e) secured by (or which the holder of such Liabilities has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Company whether or not the obligations secured thereby have been assumed; (f) under leases required to be accounted for as capital leases under GAAP; (g) for or in connection with any hedges, swaps, caps, collars, flows, options, forwards, cross rights, derivatives or similar agreements or instruments; (h) for guarantees of any of the obligations described in the preceding clauses (a) through (g); and (i) for any accrued and unpaid interest, fees and other expenses owed by the applicable Company with respect to the foregoing, including prepayment penalties.

“Indemnification Threshold” has the meaning set forth in Section 13.05(a).

“Indemnified Party” has the meaning set forth in Section 13.03.

“Indemnifying Party” has the meaning set forth in Section 13.03.

“Indemnity Escrow Amount” has the meaning set forth in Section 2.03.

“Intangible Rights” means any and all intangible assets, and rights, privileges, credits, claims, demands, causes in action, prepayments, deposits made by or on behalf of the Dealership Companies, refunds, claims in bankruptcy, indemnification agreements with (and indemnification rights against) third parties and offsets with respect to the other Operating Assets (or the Business).

“Intellectual Property” means all intellectual property rights, whether registered or unregistered, recognized under the Applicable Laws of any jurisdiction anywhere in the world, including all rights in and to: (a) trade names, registered and unregistered trademarks, service marks and applications (and foreign counterparts, thereof), corporate names, fictitious names and doing-business names, symbols, business or product designations, logos and any combination thereof that functions as an identifier of source of origin, whether or not registered, all applications for registration of any of the foregoing, all registrations of any of the foregoing, and any and all goodwill associated with any of the foregoing (together, “Trademarks”), (b) publicity and privacy, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials, (c) all patents, and inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all letters patent and pending applications for patents of the United States and all countries foreign thereto and all reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof, (d) all registered and unregistered copyrights, copyright applications and copyright registrations (and foreign counterparts thereof), whether published or unpublished, (e) all licenses and permits, third party warranties relating to the Operating Assets, (f) confidential information or proprietary information, customer lists, prospective customer lists, improvements, formulae, practices, processes, methods, technology and know-how and similar proprietary rights and related licenses and other agreements, including any and all information which may qualify as a trade secret under Applicable Law (“Trade Secrets”), (g) all computer software, firmware, programs, source disks, internet domain names, internet domain name registrations, world wide web sites or pages, social media accounts and names, program documentation, tapes, manuals, forms, guides and other materials with respect thereto used or held for use and (h) all rights to sue and recover damages for past, present and future infringement, misappropriation, dilution or other violation of any of the foregoing.

“Interim Use Letter” has the meaning set forth in Section 6.02(k).

9

APPENDIX 1: DEFINITIONS

“Knowledge of Sellers” or “Sellers’ Knowledge” or similar terms used in this Agreement means the actual knowledge of James Koons and James O’Connell after making due inquiry of Jimmy O’Connell or Zubair Rana.

“Koons Arlington Toyota” has the meaning set forth in the Preamble.

“Koons Buick GMC Woodbridge” has the meaning set forth in the Preamble.

“Koons Chevrolet” has the meaning set forth in the Preamble.

“Koons Collision Repair Center” has the meaning set forth in the Preamble.

“Koons of Clarksville” has the meaning set forth in the Preamble.

“Koons Easton Toyota” has the meaning set forth in the Preamble.

“Koons Ford” has the meaning set forth in the Preamble.

“Koons Ford of Baltimore” has the meaning set forth in the Preamble.

“Koons Kia and Hyundai” has the meaning set forth in the Preamble.

“Koons KIA of Owings Mills” has the meaning set forth in the Preamble.

“Koons Legacy Property Company” has the meaning set forth in the Preamble.

“Koons Lexus of Wilmington” has the meaning set forth in the Preamble.

“Koons of Annapolis Toyota” has the meaning set forth in the Preamble.

“Koons Plaza” has the meaning set forth in the Preamble.

“Koons Real Properties” has the meaning set forth in the Preamble.

“Koons Sterling Ford” has the meaning set forth in the Preamble.

“Koons Tysons Corner” has the meaning set forth in the Preamble.

“Koons Tysons Property Company” has the meaning set forth in the Preamble.

“Koons Tysons Toyota” has the meaning set forth in the Preamble.

“Koons Westminster Toyota” has the meaning set forth in the Preamble.

“Koons Woodbridge Ford” has the meaning set forth in the Preamble.

“Leases to Third Parties” has the meaning set forth in Section 3.01.

“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

10

APPENDIX 1: DEFINITIONS

“Liens” means debts, mortgages, easements, encumbrances, rights of first refusal, claims, security interests, pledges, liens, assessments, and charges of every kind or nature.

“Management Company” has the meaning set forth in the Preamble.

“Management Company’s Liquid Assets” has the meaning set forth in Section 6.05.

“Mandatory Title Cure Matters” means, with respect to any parcel of Dealership Property or Material Leased Property, (A) the effects of any voluntary conveyances, transfers, or encumbrances of interests in such Dealership Property or Material Leased Property made by the applicable Seller after the Signing Date except to the extent approved by Buyer in their reasonable discretion, (B) pledges, deed of trust liens, mortgages, liens for past due ad valorem taxes or assessments, judgment liens, federal tax liens, and any other liens (other than inchoate liens for ad valorem taxes) that secure payment of a specific sum of money caused or permitted by the applicable Seller (excluding, however, any such liens arising by, through or under the Buyer) for the applicable Dealership Property or Material Leased Property, (C) pledges, deed of trust, and mortgages of Seller or Sellers’ predecessor(s) in title (excluding, however, any such liens arising by, through or under the Buyer) for the applicable Dealership Property or Material Leased Property, (D) mechanic’s or materialman’s lien claims for the applicable Dealership Property or Material Leased Property (excluding, however, any such liens arising by, through or under the Buyer), (E) the termination of any leases other than the Third Party Leases or as otherwise requested by the Buyer related to any lease(s) of the Dealership Properties or Material Leased Properties made by and between the Sellers and any other Affiliate and (F) all of the Schedule B-1 requirements on Exhibit D.

“Manufacturer” means Hyundai Motor America, LLC, Toyota Motor Sales, U.S.A., Inc. (including Lexus Division), General Motors Corporation, Ford Motor Company, Kia Motors America, Inc., Mercedes-Benz USA, LLC, Volvo Car USA LLC or FCA US LLC (Stellantis), or their respective Affiliates, as the case may be, and collectively they are the “Manufacturers”.

“Material Adverse Change” means any circumstance, condition, event, development, or change that individually or in the aggregate has had, or could reasonably be expected to have, a material adverse change on the assets, properties, Liabilities or condition (whether financial or otherwise), prospects or results of operations of the Business, taken as a whole; provided, however, that “Material Adverse Change” shall not include any such change in, or effect on, the Sellers or the Business arising out of (i) a change in general economic conditions, (ii) changes affecting the retail automotive industry as a whole (iii), changes in Applicable Laws, (iv) Acts of God, war or terrorism, (v) changes in securities markets or political conditions or (vi) the Covid-19 pandemic (including reduction in customers or decline in business); provided further, however, that any circumstance, condition, event, development, or change referred to in clauses (i) through (vi) immediately above shall only be taken into account in determining whether a Material Adverse Change has occurred or could reasonably be expected to occur to the extent that such circumstance, condition, event, development or change has a disproportionate effect on the Business compared to other participants in the industry in which the Business operates.

“Material Leased Property” or “Material Leased Properties” means the leases identified on Schedule 4.01.

“Material Title/Survey/Zoning Objection” has the meaning set forth in Section 4.03.

“Mercedes-Benz of Catonsville” has the meaning set forth in the Preamble.

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APPENDIX 1: DEFINITIONS

“Miscellaneous Supplies” means all new, unused, undamaged and non-obsolete other automotive materials and supplies of a Dealership in inventory as of the Closing Date, including gasoline, oil, grease, paint and body materials, undercoat materials, chemicals, nuts, bolts and screws.

“MSO” has the meaning set forth in Section 6.02(l).

“Multiemployer Plan” has the meaning set forth in Section 7.10(d).

“New Vehicles” means (a) all new, non-registered, untitled, unreported 2023 and newer model year automobiles which are undamaged or have been repaired, but had less than $500 damage thereto, none of which is frame damage, for each such automobile which (i) are in a Dealership Company’s inventory on the Closing Date, and (ii) have less than 500 miles on the odometer and (b) all Demos; provided that, each applicable New Vehicle shall have 2 key fobs, one (1) instruction manual and the original Monroney sticker.

“Noblewood Property Company” has the meaning set forth in the Preamble.

“Nottingham Property Company” has the meaning set forth in the Preamble.

“Obsolete Parts, Accessories and Supplies” means all parts, accessories and supplies deemed obsolete, but would otherwise be defined as OEM Parts and Accessories, Other Parts and Accessories or Miscellaneous Supplies.

“OEM Parts and Accessories” means all new, unused, undamaged, unopened (in original packaging), non-obsolete, saleable and returnable Manufacturer replacement automobile and truck parts and accessories in a Dealership’s inventory on the Closing Date, provided that a part will be deemed obsolete if it (i) is not on the applicable Manufacturer’s current parts list, (ii) has not been the subject of a sale by such Dealership in the 12 month period (or 18 month period, if the applicable Manufacturer’s return policy allows for full return beyond 12 months) immediately prior to the Closing, or (iii) is damaged and not returnable, in accordance with the respective Manufacturer’s then current policies and procedures.

“Operating Assets” has the meaning set forth in Section 2.01.

“Operations Purchase Price” has the meaning set forth in Section 2.01.

“Opitz Property Company” has the meaning set forth in the Preamble.

“Order” means any award, injunction, judgment, decree, ruling, subpoena, verdict, or other decision issued, promulgated or entered by any Governmental Authority of competent jurisdiction.

“Other Parts and Accessories” means all reasonable quantities of new, unused, undamaged, unopened and non-obsolete automobile and truck parts and accessories in a Dealership’s inventory on the Closing Date that are neither OEM Parts and Accessories nor Miscellaneous Supplies, provided that an Other Part or Accessory shall be deemed obsolete if such Other Part or Accessory has not been the subject of a sale by such Dealership Company in the 12 month period immediately prior to the Closing.

“Other Vehicles” means all (i) non-inventory company owned vehicles that are not Service Loaners, and (ii) automobiles in a Dealership Company’s inventory on the Closing Date which: (a) are not New Vehicles or Service Loaners and which are held for sale to a Dealership Company’s customers and (b) do not have “rebuilt title,” “lemon law title,” “salvage title” or any other title which might be required as a result of total loss or lemon law compliance matters.

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APPENDIX 1: DEFINITIONS

“Out-License” has the meaning set forth in Section 7.14(c).

“Payment Card Industry Data Security Standards” means the payment card industry data security standard and the related payment application data security standard, in each case developed by the founding payment brands of the PCI Security Standards Council, currently in effect and applicable to organizations that handle payment or Personal Information.

“PCBs” has the meaning set forth in Section 7.13(d).

“Permits” means franchises, rights, licenses, permits, consents, orders, registrations, approvals, waivers and other authorizations that are necessary for the operation of the Business.

“Permitted Exceptions” has the meaning set forth in Section 4.04.

“Person” means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity (foreign or domestic).

“Personal Information” means (a) any information about an individual that alone or in combination with other information could be used to identify an individual or otherwise facilitate decisions regarding the individual; or (b) any information that is considered “personal data”, “personal information”, “protected health information,” or the like under Privacy Law.

“Post-Closing Statement” has the meaning set forth in Section 2.05(a).

“PPP Loan” has the meaning set forth in Section 7.05.

“Privacy Law” means all applicable common laws of any state or other jurisdiction, or any provision of any foreign, federal, state or local laws, statutes, codes, rules, regulations, orders, permits, judgments, injunctions, Payment Card Industry Data Security Standards, decrees or other decisions of any court or other tribunal or Governmental Authority legally binding on the relevant Person or its properties related to data privacy, data protection, data security, or marketing.

“Privacy Policy” means any written notices, policies, disclosures or representations by the Dealership Companies applicable to Personal Information used, Processed, and/or hosted in connection with the Business that is externally-facing to customers, website visitors, employees, or contractors, or any other Person.

“Process” means any operation or set of operations which is performed upon information, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Project Improvement Work” has the meaning set forth in Section 3.02(a).

“Property Taxes” means any city, state, county and local ad valorem Taxes or other Taxes imposed on any Operating Assets or any Dealership Properties that are not measured by income, gross receipt, payments, sales, withholding or payroll.

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APPENDIX 1: DEFINITIONS

“Principal 1” has the meaning set forth in the Preamble.

“Principal 2” has the meaning set forth in the Preamble.

“Principal 3” has the meaning set forth in the Preamble.

“Principal” means Principal 1, Principal 2 or Principal 3, as the case may be, and collectively they are the “Principals”.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative) or other proceeding or governmental investigation.

“Purchase Documents” means all agreements, documents or instruments to be executed or delivered in connection with the Contemplated Transactions, other than this Agreement.

“Purchased IP” has the meaning set forth in Section 2.01(a).

“Purchased Registered IP” has the meaning set forth in Section 7.14(a).

“Real Estate Company” means Koons Real Properties, Annapolis Property Company, Baltimore Property Company, Rolling Roads Property Company, Alexandria Property Company, Easton Property Company, Falls Church Property Company, Hillwood Woodbridge Property Company, Reisterstown Property Company, Noblewood Property Company, Crown Property Company, Wilmington Property Company, Catonsville Property Company, Clarksville Property Company, Crown Tysons Property Company, Koons Tysons Property Company, Koons Legacy Property Company, Nottingham Property Company, Opitz Property Company, Route 1 Property Company and Westminster Property Company Koons of Annapolis Toyota, Koons of Clarksville, Koons Kia and Hyundai, Koons Buick GMC Woodbridge, Koons Arlington Toyota, Koons Chevrolet, Management Company, Koons Tysons Corner, Koons Ford, and Koons Lexus of Wilmington, as the case may be, and collectively, they are the “Real Estate Companies”.

“Real Estate Properties” has the meaning set forth in Section 7.11(a).

“Real Estate Purchase Price” has the meaning set forth in Section 3.02(a).

“Reisterstown Property Company” has the meaning set forth in the Preamble.

“Related Party Leases” has the meaning set forth in Section 7.11(e).

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, leeching, migration, transporting, placing and the like, including, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

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APPENDIX 1: DEFINITIONS

“Representatives” means a Person’s directors, managers, general partner, officers, trustees, fiduciaries, employees, attorneys, consultants, financial advisers, agents, auditors or accountants.

“Required Consent Contract” has the meaning set forth in Section 5.03(a).

“Required Financial Statements” has the meaning set forth in Section 11.01(b).

“Residual Transactions” has the meaning set forth in Section 11.12.

“Restricted Business” means the operation of any new or used automobile dealerships, fleet centers, body shops and collision centers with respect to the sale of New Vehicles and Used Vehicles, vehicle maintenance and repair services, replacement part and accessory sales, extended warranty sales, vehicle financing, receivables management, collections, insurance, automobile dealer management and services and such other activities related to the operation of an automotive franchise. For the avoidance of doubt and in the interest of clarity, “Restricted Business” shall not include activities that are related to the wind down of the Sellers post-Closing.

“Returns” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Review Period” has the meaning set forth in Section 2.05(b).

“Rolling Roads Property Company” has the meaning set forth in the Preamble.

“Route 1 Property Company” has the meaning set forth in the Preamble.

“Run Out Period” has the meaning set forth in Section 11.12.

“SEC” has the meaning set forth in Section 11.01(b).

“Security Breach” has the meaning set forth in Section 7.14(i).

“Seller” or “Sellers” has the meaning set forth in the Preamble.

“Sellers’ Flexible Account Plan” has the meaning set forth in Section 11.04(l).

“Sellers’ Indemnitees” has the meaning set forth in Section 13.01.

“Sellers’ Notice” has the meaning set forth in Section 4.03(b).

“Sellers’ Supplemental Notice” have the meaning set forth in Section 4.03(d).

“Sellers’ Welfare Plans” has the meaning set forth in Section 11.04(j).

“Service Loaners” means all titled service loaner vehicles in a Dealership Company’s inventory on the Closing Date, or those service loaner vehicles leased by the Dealership Company from the applicable Manufacturer.

“Signing Date” has the meaning set forth in the Preamble.

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APPENDIX 1: DEFINITIONS

“Specific Property” means each parcel of land described on Exhibit A.

“Survey” has the meaning set forth in Section 4.02.

“Tax” or “Taxes” means any federal, state, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, but not limited to, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real property, personal property, inventory, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, excise, escheat, estimated or other similar tax, duty or other governmental charge or assessment, in each case in the nature of a tax, or deficiencies thereof, including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not.

“Third Party Leases” means those real estate leases with third-party landlords for the Dealerships listed on Exhibit A-2.

“Title Commitment” has the meaning set forth in Section 4.01.

“Title Company” has the meaning set forth in Section 4.01.

“Title Policy” has the meaning set forth in Section 4.03.

“TMNA” has the meaning set forth in Section 15.10.

“Transferred Employee” has the meaning set forth in Section 11.04(j).

“USTs” has the meaning set forth in Section 7.13(d).

“Valuation Firm” means a neutral, independent valuation firm agreed upon by both the Sellers’ Representative and the Buyer. In case of disagreement, each party shall appoint one valuation firm and these two firms shall agree upon a third, neutral valuation firm.

“Value” has the meaning set forth in Section 2.01.

“Volvo Cars White Marsh” has the meaning set forth in the Preamble.

“WARN Act” means the Worker Adjustment and Retraining Notification Act or any similar state or local Applicable Law.

“Westminster Property Company” has the meaning set forth in the Preamble.

“Wilmington Property Company” has the meaning set forth in the Preamble.

“Work-in-Process” means the vehicle repair and maintenance services (whether customer, warranty or insurance) for customers of the Dealerships which have been commenced but are not completed as of the Closing Date, which have been opened for no more than 45 days, including sublet repairs and prepaid expenses, which are all on customary terms and conditions and consistent with industry and historical practices of the Dealerships.

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APPENDIX 1: DEFINITIONS

“Zoning Report” has the meaning set forth in Section 4.02.

Rules of Construction:

In addition, in this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (f) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (g) “or” is used in the inclusive sense of “and/or”; (h) with respect to the determination of any period of time, “from” means “from but excluding” and “to” means “to and including”; (i) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto and (j) references to “automobiles” and “vehicles” include cars, trucks, sport utility vehicles, and crossovers.

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APPENDIX 1: DEFINITIONS